As filed with the Securities and Exchange Commission on August 29, 2005

                         Commission File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          CATALYST LIGHTING GROUP, INC.
               (Exact name of registrant as specified in charter)

           Delaware                               6770                            84-1588927
State or Other Jurisdiction of    Primary Standard Classification Code     IRS Employee I.D. Number
        Incorporation                            Number

                                7700 WYATT DRIVE
                             FORT WORTH, TEXAS 76108
                                 (817) 738-8181
          (Address and telephone number of principal executive offices)

                              DENNIS H. DEPENBUSCH
                             CHIEF EXECUTIVE OFFICER
                          CATALYST LIGHTING GROUP, INC.
                                7700 WYATT DRIVE
                             FORT WORTH, TEXAS 76108
                                 (817) 738-8181
            (Name, address and telephone number of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               David Feldman, Esq.
                              Feldman Weinstein LLP
                              420 Lexington Avenue
                            New York, New York 10170
                                 (212) 869-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------
 Title of each class of      Amount to be      Proposed maximum      Proposed maximum        Amount of
    securities to be          registered      offering price per    aggregate offering   registration fee
       registered                                  unit (1)               price
---------------------------------------------------------------------------------------------------------
Common Stock,                1,583,334 (2)           $2.70            $4,275,001.80         $503.17
par value $.01
per share
---------------------------------------------------------------------------------------------------------
Common Stock,                 77,693 (3)             $2.70            $209,771.10           $24.69
par value $.01
per share
---------------------------------------------------------------------------------------------------------

All shares of common stock being registered hereunder are being offered by selling stockholders of Catalyst Lighting Group, Inc.

(1) Offering price computed in accordance with Rule 457(c).

(2) Represents (a) the maximum number of shares of common stock underlying a Secured Convertible Term Note (the "Term Note"), in the maximum aggregate amount of $2,000,000, held by Laurus Master Fund, Ltd. ("Laurus") and which is convertible into shares of Registrant's common stock at a fixed conversion price of $1.50 per share and (b) 250,000 shares of Common Stock granted to Laurus as compensation for early release of funds set aside pursuant to the Term Note, as more fully described herein.

(3) Represents (a) 57,693 shares of Common Stock issued to Technical Change Associates, Inc ("TCA"), in lieu of cash, in exchange for consulting services provided for the Company's manufacturing operations and (b) 20,000 shares of Common Stock issued to Garish Financial, Inc. ("Garish") in connection with financial consulting services provided to the Company.

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any adjustment in the number of securities issuable by reason of the options or warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                          Catalyst Lighting Group, Inc.

                        1,661,027 shares of common stock

By means of this prospectus Laurus and the other shareholders are offering to sell up to 1,661,027 shares of common stock of Catalyst Lighting Group, Inc. ("Catalyst", the "Company", "we", "us" or "our") par value $.01 per share (the "Common Stock") which they own or which they may at a later date acquire upon the exercise of debentures, options or warrants.

Catalyst Lighting Group, Inc. will not receive any proceeds from the sale of the common stock by Laurus. Catalyst Lighting Group, Inc. will pay for the expenses of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 10 of this prospectus.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "CYSL.OB". On August 23, 2005 the closing bid price for one share of Catalyst's common stock was $1.01.

                 The date of this prospectus is August 27, 2005

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary                                                           6

The Offering                                                                 7

Summary Financial Data                                                       8

Risk Factors                                                                 10

Comparative Share Data                                                       17

Market for Common Stock                                                      18

Management Discussion and Analysis                                           18

Results of Operations                                                        22

Liquidity and Capital Resources                                              27

Business                                                                     32

Management                                                                   41

Principal Stockholders and Holdings of Management                            44

Selling Stockholders                                                         45

Manner of Sale                                                               47

Description of Securities                                                    48

Legal Proceedings                                                            50

Available Information                                                        51

Financial Statements and Notes to Financial Statements                       53

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Common Stock. While we have highlighted what we believe are the key aspects of our business and this offering, you should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under "Risk Factors" beginning on page 10.

                          Catalyst Lighting Group, Inc.

We are a Delaware corporation, organized on March 7, 2001 as Wentworth III, Inc. On August 27, 2003, we acquired Whitco Company, LP ("Whitco"), a marketer and distributor of steel and aluminum outdoor lighting poles and related accessories. Whitco is owned and operated as our wholly-owned subsidiary. The managing member of Whitco is Whitco Management, LLC, also wholly-owned by us. We currently have no other subsidiaries or operating businesses other than the business of Whitco.

On September 30, 2004, we authorized the sale to Laurus Master Fund, Ltd. ("Laurus") of a Convertible Term Note (the "Term Note") in the aggregate principal amount of up to two million dollars ($2,000,000), which is convertible into Common Stock at an initial fixed conversion price of $2.66 per share. The terms of the Term Note are set forth herein in more detail. The Term Note mature on September 30, 2007 and is secured by a first priority lien on all assets of Catalyst, including inventory, accounts receivable, raw materials and all of its ownership interests in Whitco. On December 3, 2004, the terms of the Term Note and AR Notes were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced in exchange for lowering the fixed conversion price of the Term Note and AR Notes from $2.66 per share to $1.50 per share. Additionally, Laurus also acquired an additional Common Stock Purchase Warrant (together with the Warrant, the "Warrants") for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share. Catalyst granted registration rights with respect to the shares of Common Stock underlying the Term Note.

On October 12, 2004, the Company commenced a private placement offering of up to 2,666,667 units at $1.50 per unit, each unit consisting of one share of Catalyst common stock and one five year warrant to purchase Catalyst common stock at a fixed exercise price of $3.00 per share. This offering was extended through January 24, 2005 and closed on that date having sold $50,000 worth of units.

On April 18, 2005, Laurus agreed to the early release to the Company of $400,000 (less any accrued but unpaid interest) under the Term Note, and in connection therewith, the Company has agreed to issue to Laurus 250,000 shares of Common Stock of the Company, all of which are being registered hereunder.

On July 6, 2005, Laurus agreed to the early release to the Company of the final $1,000,000 held under the Term Note. After paying the pre-paid interest to Laurus, the Company received a total of $950,392. Pursuant to the terms of such agreement, $832,453 of the balance of such released amount was applied by the Company to repay the excess funding on the A/R Notes and no less than $53,138 of such released amount was applied to repay accrued and unpaid interest on the Term Loan. The remaining $64,801 was to be used by the Company solely for working capital.

Effective July 29, 2005, the Company and A.M. Rhyne LP executed a Note Extension Agreement whereby the Subordinate Promissory Note totaling $700,000 and expiring on July 31, 2005 was extended to December 1, 2005.

On August 15, 2005, the Company and Laurus executed Amendment No. 4 whereby Laurus agreed to postpone amortizing payments of the aggregate principal amount of the Term Note until December 1, 2005 at which time the Company shall make monthly payments to Laurus on each repayment date, each such payment in the amount of $86,091 together with any accrued and unpaid interest on such portion of the principal amount plus any and all other unpaid amounts which are then owing under the Term Note and related documents.

We maintain our office at 7700 Wyatt Drive, Fort Worth, Texas 76108. Our phone number is (817) 738-8181 and the fax number is 817-926-5003. Whitco maintains a website at www.whitcopoles.com and we maintain a website at www.catalystlighting.com. The information contained on that website is not deemed to be a part of this prospectus.

                                  The Offering

By means of this prospectus Laurus and other shareholders are offering to sell up to 1,661,027 shares of Common Stock which they own, or which they may acquire upon exercise of options or warrants or conversion of convertible debt securities. In this prospectus, we refer to these persons as the selling stockholders or the selling shareholders. As of August 15, 2005, we had 4,190,642 shares of Common Stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued pursuant to the exercise and/or conversion of options, warrants and convertible debt securities previously issued.

Catalyst will not receive any proceeds from the sale of the shares by the selling holders of Common Stock, debt and warrants.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues, a history of loss and the need for additional capital. See the "Risk Factors" section of this prospectus for additional risk factors.

                       OTC Bulletin Board Symbol: CYSL.OB

                             Summary Financial Data

The financial data presented below should be read in conjunction with the more detailed financial statements and related notes included elsewhere in this prospectus, along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

Results of Operations:

Income Statement Data:

--------------------------------------------------------------------------------------------------------
                             Year Ended          Year Ended          Nine Months          Nine Months
                            September 30,       September 30,           Ended                Ended
                                2004                2003            June 30, 2005        June 30, 2004
--------------------------------------------------------------------------------------------------------
          Sales             $ 16,358,303        $ 15,758,570          $ 9,859,432           $12,440,537
--------------------------------------------------------------------------------------------------------
       Gross Profit            4,663,240           4,923,626            2,966,644             3,928,816
--------------------------------------------------------------------------------------------------------
    General, Selling,
   and Administrative
       Expenses                5,895,194           4,934,542            3,971,459             4,372,896
--------------------------------------------------------------------------------------------------------
      Other Expense              361,719             933,465            1,001,982               252,900
--------------------------------------------------------------------------------------------------------
         Net Loss             (1,532,539)         (1,005,515)          (2,006,797)             (443,179)
--------------------------------------------------------------------------------------------------------

Balance Sheet Data:

     ---------------------------------------------------------------------
                                      As of                    As of
                                September 30, 2004         June 30, 2005
     ---------------------------------------------------------------------
     Current Assets                   $ 4,974,037             $ 3,913,916
     ---------------------------------------------------------------------
     Total Assets                      10,453,626               8,331,476
     ---------------------------------------------------------------------
     Current Liabilities                7,414,225               7,099,838
     ---------------------------------------------------------------------
     Total Liabilities                  9,327,864               8,534,443
     ---------------------------------------------------------------------
     Working Capital                   (2,440,188)             (3,185,922)
     ---------------------------------------------------------------------
     Stockholders' Equity               1,125,762               (202,967)
     ---------------------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include "forward-looking statements", which involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. These forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect," "believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. These risks and uncertainties include, but are not limited to:

      o     general economic conditions in both foreign and domestic markets,

      o     cyclical factors affecting Whitco's industry,

      o     lack of growth in Whitco's industry,

      o     our ability to comply with government regulations,

      o     a failure to manage our business effectively and profitably, and

      o our ability to sell both new and existing products and services at profitable yet competitive prices.

You should carefully consider these risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The securities being offered hereby are highly speculative and prospective investors should consider, among other things, the following factors related to our business, operations and financial position.

                                  RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. Readers are encouraged to review these risks carefully before making any investment decision.

WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL TO SUCCESSFULLY OPERATE OR EXPAND OUR BUSINESS.

Our current and intended business operations require substantial capital expenditures. If we cannot obtain additional capital, we may have to delay or postpone acquisitions, development or research expenditures which can be expected to harm our competitive position, business operations and growth potential. Funding is expected to come through sales of products and services, equity financing, current and future vendor financing, equipment leases and bank lines of credit or loans, which may not be available on commercially reasonable terms, if at all. If sales or revenues do not meet expectations, or cost estimates for development and expansion of our business prove to be inaccurate, we will require additional funding. Changes in capital markets and the cost of capital are unpredictable. We cannot be sure that we will be able to secure additional financing on acceptable terms. Any failure to obtain such financing, or obtaining financing on terms not favorable to us, can be expected to have a material adverse effect on our business, financial condition, results of operations and future business prospects. Certain of the documents governing our existing debt and equity securities contain restrictions on our ability to raise additional capital, including, in certain circumstances, requiring the consent of the holders of our existing securities.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NEVER BECOME PROFITABLE.

We expect to incur losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we succeed with our current business plan, we may never become profitable. We also expect to continue to incur operating and capital expenditures for items such as salary, inventory, shipping and other ongoing business activities.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability can be expected to have a material adverse effect on our business, financial condition, results of operations and future business prospects.

THERE COULD BE CONFLICTS OF INTEREST AMONG MANAGEMENT WHICH MAY BE ADVERSE TO YOUR INTERESTS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Our officers and directors currently own approximately 45% of the outstanding common stock. Although management does not have voting control of the Company, management will continue to have day to day operating control of the Company and a large voting block of the common stock. Such influence may not necessarily be consistent with the interests of our other stockholders.

IF WE RAISE ADDITIONAL FUNDS THROUGH THE ISSUANCE OF OUR EQUITY SECURITIES, OR DETERMINE IN THE FUTURE TO REGISTER ANY COMMON STOCK, YOUR PERCENTAGE OWNERSHIP WILL BE REDUCED, YOU WILL EXPERIENCE DILUTION WHICH COULD SUBSTANTIALLY DIMINISH THE VALUE OF YOUR STOCK AND SUCH ISSUANCE MAY CONVEY RIGHTS, PREFERENCES OR PRIVILEGES SENIOR TO YOUR RIGHTS WHICH COULD SUBSTANTIALLY DIMINISH YOUR RIGHTS AND THE VALUE OF YOUR STOCK.

We may issue additional shares of common stock for various reasons and may grant additional stock options to employees, officers, directors and third parties. If we determine to register for sale to the public additional shares of common stock granted in any future financing or business combination, a material amount of dilution can be expected to cause the market price of our common stock to decline. One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings. Furthermore, the public perception of future dilution can have the same effect even if actual dilution does not occur.

In order for us to obtain additional capital or complete a business combination, we may find it necessary to issue securities, including but not limited to any or all shares of preferred stock, conveying rights senior to those of the holders of common stock. Those rights may include voting rights, liquidation preferences and conversion rights. To the extent we convey senior rights, the value of our common stock can be expected to decline.

In addition, substantially all of our outstanding warrants and convertible debt contain "anti-dilution" protection, which are designed to provide the holders of such securities with rights to additional securities should we issue, or be deemed to issue, common stock below the exercise or conversion price of such securities, or in certain cases, below the then effective market price for the common stock. Such provisions will have the effect of further diluting existing holders of our common stock.

IF WE INCUR MORE INDEBTEDNESS, WE MAY BECOME TOO HIGHLY LEVERAGED AND WOULD BE IN RISK OF DEFAULT.

There is no contractual or regulatory limit to the amount of debt we can take on. We could become more highly leveraged, which could adversely affect our ability to meet our obligations and we would then be in risk of default, which could have a material adverse effect on our financial condition, results of operations, business prospects and long term future viability.

WE LACK BUSINESS DIVERSIFICATION AS WE OPERATE IN ONE BUSINESS IN ONE INDUSTRY, WHICH MAKES US SUBJECT TO ALL THE RISKS AND UNCERTAINTIES OF THAT INDUSTRY.

As Whitco is currently our sole operating business, the prospects for our success are entirely dependent upon the future performance of a single business. Unlike other entities with resources to consummate several business combinations, or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

THERE IS INTENSE COMPETITION IN THE LIGHTING INDUSTRY WHICH MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND YOUR INVESTMENT IN OUR COMMON STOCK.

There are numerous competitors in the fields in which Whitco is currently involved and in which it intends to enter, many of which have developed product lines and established customer followings. We also expect competition to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm our net revenue and results of operations. Whitco competes or will potentially compete with a variety of companies, many of which have operated for a longer period of time and have significantly greater financial, technical, marketing and other resources. Some of these competitors have established relationships with leading manufacturers, suppliers, wholesalers, distributors and sales representatives. These competitors include national wholesalers and national and regional distributors, some of which Whitco already has existing relationships with. Further, we face a significant competitive challenge from alliances entered into between and among our competitors, as well as from competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge and could impede us in, or prevent us from, establishing relationships which would be most beneficial.

WE ARE DEPENDENT ON A FEW MANUFACTURERS TO MAKE THE TUBES REQUIRED FOR OUR POLE BUSINESS.

Our primary business is selling lighting poles in a variety of market segments. Although we own the raw material and have this year moved the majority of our manufacturing in-house, we use various manufacturers to supply our raw tubes. A significant portion of these tubes are supplied by one of four providers. Although we believe we can secure other fabricators, we expect that the deterioration or cessation of any relationship would have a material adverse effect, at least temporarily, until the new relationships are satisfactorily in place.

WE SUSTAINED LOSSES IN THE FISCAL YEARS ENDED SEPTEMBER 30, 2004 AND 2003 AND FOR THE NINE MONTHS ENDED JUNE 30 2005 AND 2004.

The Company incurred a net loss for fiscal years 2004 and 2003 and for the nine months ended June 30, 2005 and 2004 of ($1,532,539), ($1,005,515), $($2,006,797)
and $($443,179. The losses were partly attributable in 2004 to significant price increases in raw materials, manufacturing inefficiencies associated with the move to in-house production, charges associated with early termination of our factoring agreement with Marquette Commercial Finance, and expenses associated with being a public company. We believe the loss for the nine months ended June 30, 2005 is due to the weakness of the sports business and a competitive area lighting pole business and the impact of the decline in sales to one OEM customer as a result of their loss of Wal-Mart as a customer.

WE MAY BE SUBJECT TO LAWSUITS AS A RESULT OF THE MANUFACTURE, DESIGN AND INSTALLATION OF OUR LIGHTING POLES, WHICH COULD BE COSTLY AND DIVERT NEEDED RESOURCES AWAY FROM OPERATIONS.

We are currently involved in one legal proceeding, as described in the "Legal Proceedings" section herein. Although we do not believe the current lawsuit will have a material adverse effect on our business or future prospects, we face the risk of lawsuits from property owners, federal and state governments and any injured parties from accidents alleged to occur as a result of the manufacture, design or installation of the lighting poles and fixtures. Any lawsuit, even if without merit, could divert needed time, money and other resources from our business. Although we currently have property, general liability and product liability insurance in amounts we believe to be adequate, we can give no assurance such insurance will remain available at a reasonable price, if at all, or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any substantial liability claim could render us insolvent and could force it to curtail or suspend operations, which would have a material adverse effect on your investment. Additionally, failure to implement and maintain a quality control program with respect to the manufacture and installation of poles could increase the risk of liability for any injury that may occur from one of our poles.

EFFORTS TO PROTECT INTELLECTUAL PROPERTY OR THE ALLEGED MISUSE OF THE INTELLECTUAL PROPERTY OF OTHERS MAY CAUSE US TO BECOME INVOLVED IN COSTLY AND LENGTHY REGULATORY PROCESSES OR LITIGATION WHICH COULD DIVERT NEEDED RESOURCES AWAY FROM OPERATIONS.

Our success depends, in part, on our ability to obtain and preserve patent, trademark and other intellectual property rights, including with respect to the software created in connection with our business, services, products and the pole designs they create. The process of seeking trademark and patent protection and defending claims is time consuming and expensive and no assurances can be given that (i) patents or trademarks will actually be issued, (ii) new patents will be sufficient in scope to provide meaningful protection or any commercial advantage or (iii) others will not independently develop similar products or design around any patents we may obtain. If we fail to protect intellectual property from infringement, other companies may offer competitive products.
Additionally, we may have to defend ourselves against claims we infringe the intellectual property rights of others. Protection of our intellectual property, and defense of our own products and services, could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to managing the business.

WE MAY NEED TO EXPEND TIME AND FINANCIAL RESOURCES TO LEARN AND COMPETE IN THOSE PARTS OF THE INDUSTRY WHICH WE INTEND TO ENTER FOR THE FIRST TIME WHICH COULD DIVERT NEEDED RESOURCES AWAY FROM OPERATIONS.

Our current business strategy contemplates entering parts of the lighting, structure or other industries in which we have not previously competed, through either acquisitions of current participants in those markets or in-house development of such capabilities. Although these segments of the market are directly related to the current market in which we compete, we expect to take time and financial resources to learn the nuances of these segments, as well as to execute on the business plan and integrate these new parts of the business into our existing business. Any failure in these new markets or failure to successfully integrate them into our existing business could be expected to have a material adverse effect on our financial condition, results of operations and future prospects.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES, IF ANY, WHICH COULD RESULT IN A DECREASE IN OUR CASH RESOURCES AND ULTIMATELY LEAD TO INCREASES IN ACCOUNTS RECEIVABLE WRITE-OFFS.

Although we are continuously seeking out possible acquisition candidates, the Company has not completed an acquisition to date. Once a candidate is found and an acquisition completed, we anticipate that our acquisition strategy will result in a labor-intensive process to integrate new businesses into our existing business. This can shift focus away from our existing business. The successful integration of an acquired business is also dependent on the size of the acquired business, the complexity of system conversions, the resolution of disputes regarding multiple sales representatives in a given geographic area and management's execution of the integration plan. If we are not successful in integrating acquired businesses, our results may be adversely affected.

A SLOWDOWN IN THE CONSTRUCTION CYCLE OR ANY REDUCTION IN THE INFRASTRUCTURE NEEDS OF FEDERAL, STATE AND LOCAL GOVERNMENTS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

Our primary market segments include sports arenas, area lighting, such as parking lot lighting for shopping malls and apartment complexes, high mast lighting and roadway lighting. In the private sector, we are dependent on the construction industry to continue building the arenas and other complexes which require lighting poles. With regard to roadway lighting, we are dependent on the needs and financial health of federal, state and local governments. Both the private and public sectors are highly dependent on general economic conditions. Accordingly, any reduction in the construction cycle, dip in the economy or deterioration of the financial health of the federal and state governments could be expected to have a material adverse effect on our business and financial condition.

WE ARE DEPENDENT ON THE PRICE OF STEEL AND PRICE INCREASES COULD HAVE AN IMPACT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Because we make the majority of our lighting poles out of steel, our profit margins are dependent on the price of the raw steel tubes purchased from time to time. We have no impact on or ability to control or otherwise manage the price we pay for raw steel. The major steel purchasers could either mark prices down, which could result in decreased revenues for us as we pass the savings on to customers, or cause an increase in prices, which could also reduce our profit margin if it is determined that customers would rather delay their purchases than pay higher prices or if customers purchase poles from a cheaper source. The Company experienced such an increase in fiscal year 2004 and 2005 which had a material impact on gross profit. Although we could buy more steel when prices are low and less when prices are high, such a strategy could lead to either excess inventory, which would lead to increased fabrication and storage costs, or insufficient inventory.

THE EXISTENCE OF OUTSTANDING OPTIONS AND WARRANTS MAY HARM OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND THEIR EXERCISE WILL RESULT IN DILUTION TO YOUR INTERESTS.

We have outstanding (a) 864,099 warrants to purchase an aggregate of 864,099 shares of common stock and (b) incentive options to purchase 495,131 shares of common stock, with 468,498 of such options currently vested. Our option plan reserves an additional 1,004,869 shares for future issuance. While these warrants and options are outstanding, our ability to obtain future financing may be harmed. Upon exercise of these options and warrants, dilution to your ownership interests will occur as the number of common shares outstanding increases.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE EVENT A PORTION OF THE UNISSUED SHARES BEING REGISTERED HEREUNDER ARE ACTUALLY ISSUED.

Of the 1,661,027 shares of Common Stock being registered hereunder, only 327,693 have been issued to date. The remainder are issuable only upon conversion of promissory notes or exercise of various warrants and options. However, in the event all or even a portion of the remaining 1,333,334 shares of Common Stock being registered hereunder are actually issued, this dilution can be expected to be material and can be expected to cause the market price of our Common Stock to decline. One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings. Furthermore, the public perception of future dilution can have the same effect even if actual dilution does not occur.

RELIANCE UPON THIRD-PARTY SUPPLIERS FOR COMPONENTS AND RAW MATERIALS MAY PLACE US AT RISK OF INTERRUPTION OF SUPPLY OR INCREASE IN COSTS.

We rely on third-party suppliers for the component parts used in the manufacturing process and we do not have any long-term supply agreements. We run the risk of supplier price increases and component shortages. Additionally, competition for materials in short supply can be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established vendor relationships. Even if suppliers have adequate supplies of components, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide components of inadequate quality or provide them at prices which reduce our profit. Any problems with our third-party suppliers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

MANUFACTURING OPERATIONS INVOLVE INVENTORY RISK.

Our manufacturing projects involve a substantial amount of resources and inventory risk. We may have to expend resources for parts, manufacturing, inventory and warehousing prior to payment for these services. In light of normal business risks to our customers, there can be no guarantee that we will receive payment in full for these expenditures. Additionally, pricing changes could adversely impact our selling price, gross margins and operating results.

BECAUSE OF THE MANY VARIABLES OF THE MANUFACTURING INDUSTRY, THERE CAN BE NO ASSURANCE THAT WE CAN SUCCESSFULLY EXECUTE OUR BUSINESS PLAN.

Our business plan includes a number of inherent execution risks. As manufacturers of lighting poles and accessories, we run the risk of, among other things, failing to provide products or providing inadequate products. Because our business requires substantial fixed assets, we will not be profitable if we do not realize sufficient revenue growth to make maximum use of our capacity. The continued success of our business will depend upon our ability to deliver quality products as a value-added partner. In order to do this effectively, we must hire, train and expand our qualified engineering and technical staff. Failure to realize some or all of our business objectives can be expected to have a material adverse impact on our financial condition and continued viability.

ONGOING SUCCESS AND ABILITY TO COMPETE DEPEND UPON RETENTION OF KEY PERSONNEL.

Our future success depends on the continued services of our executive staff, as well as our key engineering, technical, sales and support personnel. These individuals have critical industry experience and relationships upon which we rely. The loss of services of any of our key personnel could divert time and resources, delay the development of our business and negatively affect our ability to sell our services or execute our business. Such problems might be expected to have a material adverse impact on our financial condition, results of current operations and future business prospects. Brady Basil, our Chief Financial Officer, submitted his resignation, effective as of June 14, 2005.

FAILURE TO EXECUTE ON OUR ACQUISITION AND NEW MARKET STRATEGY MAY HAVE AN IMPACT ON OUR ABILITY TO REMAIN A PUBLICLY TRADED COMPANY.

Part of our business strategy involves growth either through acquiring companies in complementary areas of the lighting industry or entering directly into those markets ourselves. In either event, this requires a substantial expenditure of time, money and other valuable resources. Not only does this take resources away from our current business, but there is the chance that our strategy will not ultimately be successful. In such event, it is likely the continued costs associated with being a public reporting company will outweigh the anticipated organic growth of our current business, which could result in our being delisted, going private or seeking a sale of the company.

THERE IS, AT PRESENT, ONLY A LIMITED MARKET FOR OUR COMMON STOCK AND THERE CAN BE NO ASSURANCE THIS MARKET WILL CONTINUE.

Our common stock is traded on the OTC Bulletin Board. Trades are subject to Rule 15g-9 of the Securities and Exchange Commission, which imposes certain requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by this rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors may find selling their shares to be complex and time consuming.

THE VALUE OF THE COMMON STOCK MAY BE DIMINISHED BY THE ISSUANCE OF PREFERRED STOCK.

Our Board of Directors is authorized by our certificate of incorporation to designate and issue up to 10,000,000 shares of one or more series of preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. The preferred stock could be utilized to discourage, delay or prevent a change in control. Although we have no present intention to issue any shares of preferred stock, there can be no assurance we will not do so in the future.

                             COMPARATIVE SHARE DATA

Shares offered by this prospectus by the selling shareholders, debt holders and warrant holders: 1,661,027

As of August 23, 2005, we had 4,190,642 outstanding shares of Common Stock, excluding shares which may be issued upon the conversion of promissory notes or the exercise of options and warrants.

The issuance of additional shares and the eligibility of issued shares for resale will dilute our Common Stock and may lower its price. Investors in this offering will suffer immediate dilution, since the price paid for the securities offered will likely be more then the net tangible book value of our Common Stock. Net tangible book value is calculated by dividing our total assets, less intangible assets and liabilities, by the number of outstanding shares of Common Stock.

Other Shares Which May Be Issued:

The following table lists additional shares of Common Stock which may be issued as the result of the conversion of promissory notes or the exercise of outstanding options or warrants:

--------------------------------------------------------------------------------
Shares issuable upon conversion of promissory notes,             4,400,464 (1)
    conversion of warrants or exercise of options
--------------------------------------------------------------------------------

(1) If we sell any additional shares of Common Stock, or any securities convertible into Common Stock at a price below the then applicable conversion or exercise price of any of the Promissory Notes as further described herein, other than any shares issuable pursuant to the Offering, the conversion or exercise price will be lowered pursuant to a formula providing weighted average anti-dilution protection. Options and warrants are exercisable at prices between $.30 and $4.00 per share and expire between May 2008 and February 2014.

                             MARKET FOR COMMON STOCK

As of August 23, 2005, there were approximately 80 record owners of our Common Stock, which is traded on the OTC Bulletin Board under the symbol "CYSL.OB." Our Common Stock began trading on the OTC Bulletin Board on June 28, 2004. Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

        Quarter Ending                   High                        Low
        12/31/04                         $2.75                       $2.65
        3/31/05                          $2.55                       $2.55
        6/30/05                          $0.35                       $0.35

Holders of Common Stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. We have not paid any dividends and do not have any current plans to pay any dividends. The Notes issued to Laurus on September 30, 2004 restrict our ability to pay dividends. In addition, the terms of such indebtedness prevents Whitco from paying dividends to us, which has the effect of precluding us from paying dividends with respect to our Common Stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

This report on Form SB-2 contains forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. We disclaim any obligation to update forward-looking statements.

PLAN OF OPERATION

We were organized as a vehicle to seek, investigate and, if such investigation warrants, acquire a target company or business that primarily desires to seek the perceived advantages of a publicly-held corporation.

We formed under the name Wentworth III, Inc. in March, 2001 as a blank check company, which is essentially a vehicle to pursue a business combination. We offered our common stock to the public pursuant to Rule 419 promulgated under the Securities Act of 1933, as amended, and closed our offering, raising proceeds of $50,000 from the sale of 50,000 shares, in November, 2002. We had no operating business and all our activities since inception, and prior to the share exchange with Whitco, had been related to formation, completing the public offering and finding suitable merger or acquisition candidates. Pursuant to Rule 419, the gross proceeds from the offering of $50,000, less 10% for expenses incurred in connection with the IPO, were held in escrow subject to the closing of the transaction with Whitco. We paid no cash compensation to any officer or director in their capacities as such prior to the transaction with Whitco. On August 27, 2003, we completed the share exchange transaction with Whitco, whereupon Whitco became our sole wholly-owned subsidiary. On September 3, 2003, we changed our name to Catalyst Lighting Group, Inc.

Based on the above transactions, we have provided management's discussion and analysis of financial condition and results of operations for Whitco for the year ending September 30, 2004 and 2003 and for Catalyst Lighting Group, Inc., from the date of acquisition, August 27, 2003. For financial statement purposes, this transaction has been treated as a reverse merger, whereby Whitco LP is considered the acquiring company.

OVERVIEW

We are now at a critical inflection point in our business development. First, we are poised to benefit from the investments we have made in our organic business. Secondly, we now have publicly traded stock, which we hope to use to partially fund a series of acquisitions in order to realize our final primary strategic objective. Because of the significant investments we have made in our distribution network, we believe we can now leverage that network by acquiring small niche-technology structure, fixture and accessory businesses and introducing those products into our existing distribution channel. This would be expected to benefit the Company immediately in two ways. First, we will be able to increase sales of new products by virtue of the fact that we believe our distribution network appears to be better developed (both in scale as well as technology) than the ones used by the companies we seek to acquire. Secondly, the added product offerings may help us gain additional consideration with our lighting agency and OEM customers. We believe having specialty products on our Web site and catalogue not only differentiates us from competitors, but also increases the likelihood that customers will place additional orders for more commodity product at the time of purchase of the specialty product.

We have been reviewing business acquisition and alliance opportunities, which is intended to be our primary vehicle for creating long-term growth for investors. Our "opportunistic" growth strategy is targeted to specific candidates in the outdoor lighting (primarily fixtures and accessories) or pole structure industry. More specifically, we intend to focus initially on small, privately owned companies with positive earnings on a stand alone basis or with the ability to be positive immediately after acquisition through operating efficiencies. Further, we continue to discuss various alliance opportunities with manufacturers of alternative materials that can create a structure and with different component manufacturers in need of a vertical structure to deliver a solution to customers. Examples of these alliances include composite pole manufacturers as well as camera and antenna manufacturers for security and wireless technology solutions. Without significant incremental expenditure, it is anticipated that annual revenue of the target companies can be increased in the near future by introducing the new products into our existing distribution channels.

We believe we have benefited from initiating our own manufacturing operations beginning in December 2004. We have been able to control our production deliveries and quality more closely. Further, we are beginning to see manufacturing efficiencies enhance our gross margin percentage earned on sales.

Our strategy has been further enhanced by the commitment of a $2 million investment by Laurus Master Fund Ltd. Laurus has also provided an additional $3 million revolving line of credit at a floor rate of 6%.

On September 30, 2004, the Company entered into a financing arrangement with Laurus which included (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), (the "Term Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum
Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000). The Term Note and AR Notes are convertible into the Company's common stock at an initial fixed conversion price of $2.66 per share. In connection with the Term Note and AR Notes, the Company issued Laurus a Common Stock Purchase Warrant for the purchase of up to 472,000 shares of our common stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant"). On December 3, 2004, the terms of the Term Note and AR Notes were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced in exchange for lowering the fixed conversion price of the Term Note and AR Notes from $2.66 per share to $1.50 per share. Additionally, Laurus also acquired an additional Common Stock Purchase Warrant (together with the Warrant, the "Warrants") for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share.

On April 19, 2005, Laurus agreed to the early release to the Company of $400,000 (less any accrued but unpaid interest) under the Term Note, and in connection therewith, the Company issued to Laurus 250,000 shares of common stock of the Company.

On July 6, 2005 the Company and Laurus executed Amendment No. 3 whereby Laurus agreed to release to the Company $950,392 from the Restricted Account, provided that $832,453 of such released amount was applied by the Company to repay the excess funding on the A/R Notes and no less than $53,138 of such released amount was applied to repay accrued and unpaid interest on the Term Loan. The remaining $64,801 was to be used by the Company for working capital.

On August 15, 2005, the Company and Laurus executed Amendment No. 4, whereby Laurus agreed to postpone amortizing payments of the aggregate principal amount of the Term Note until December 1, 2005 at which time the Company shall make monthly payments to Laurus on each repayment date, each such payment in the amount of $86,091 together with any accrued and unpaid interest on such portion of the principal amount plus any and all other unpaid amounts which are then owing under the Term Note and the related documents.

We were advised on February 11, 2005 by our independent registered public accounting firm that the financial statements contained in our Form 10-KSB filed on December 16, 2004 for our fiscal year ended September 30, 2004 must be restated to reclassify certain of the Company's debt from long term to current. The nature and purpose of the restatement of the financial statements concerned the concept of subjective acceleration as it relates to a portion of the Company's financial arrangements with Laurus, as set forth above.

To borrow money from Laurus pursuant to the AR Notes, once Catalyst is entitled to payment from the sale of goods, it submits a copy of such receivable to Laurus, and, if such receivable falls within Laurus' definition of an "eligible" accounts receivable, Laurus will advance Catalyst up to 90% of the net face amount of such eligible account receivable. The account debtor is notified to make payment to a lockbox controlled, and periodically swept, by Laurus. Once payment is received into this lockbox pursuant to an eligible account receivable, such proceeds are used to repay sums advanced against, and interest earned on, such eligible account receivable. The remainder of the payment from such account debtor is, in Laurus' discretion, either remitted to the Company or credited against other costs, fees and expenses then outstanding under the AR Notes.

The specific change reclassifies certain debt associated with Laurus to Current Liabilities from Long Term Debt, in accordance with the accounting pronouncements guiding the change. Although $2,570,457 of debt was reclassified, this adjustment did not affect Total Assets, Total Liabilities or Stockholders Equity on the Balance Sheet, nor create any change on the Consolidated Statement of Operations. The change also did not affect our borrowing ability with Laurus. Management believes this reclassification could possibly impact the Company by impairing our ability to secure future third party financing, but management also believes this is the only impact on the Company as a result of the reclassification itself.

In accordance with generally accepted accounting principles, such an arrangement requires classification as current debt instead of the long term debt classification as it was originally recorded in the Company's Form 10-KSB financial statements. Accordingly, on February 17, 2005, we filed an amended Form 10-KSB for the fiscal year ended September 30, 2004.

The Company's Chief Financial Officer, Brady Basil, resigned on June 14, 2005 but remained with the Company in a consulting role through the end of June 2005 for transition purposes. Dennis Depenbusch, the Company's Chairman, President and Chief Executive Officer, has been serving as principal financial officer since Mr. Basil's departure.

Effective July 29, 2005, the Company and A.M. Rhyne LP executed a Note Extension Agreement whereby the Subordinate Promissory Note totaling $700,000 and expiring on July 30, 2005 was extended to December 1, 2005.

Despite the positive developments for our business and finance, cash flow and lack of profitability remain significant challenges. We are seeking to increase both cash flow and profitability by growing sales internally as well as through acquisitions or other strategic alternatives. If we do not raise additional equity capital sufficient to provide for positive working capital and are unable to return in the near term to profitability, we may be required to curtail future operations and/or liquidate assets or enter into credit arrangements on less than favorable terms than would normally be expected, to provide for future liquidity. The Company will examine all options available to it if these acquisitions and/or additional equity or other strategic alternatives are not available.

RESULTS OF OPERATIONS

Critical Accounting Policies and Estimates

Our condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, and the related disclosures. A summary of those significant accounting policies can be found in our Notes to the Consolidated Financial Statements included in this report. The estimates used by management are based upon their historical experiences combined with management's understanding of current facts and circumstances. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial condition and the results of our operations and require significant judgments on the part of management. Management believes the following represent the critical accounting policies of Whitco as described in Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," which was issued by the Securities and Exchange Commission: inventory, goodwill, allowance for doubtful accounts, and warranty policy.

The Company states inventory at the lower of cost or market, determined under the first-in, first-out method. We maintain a significant amount of raw material inventory to serve future order demand of customers. While management believes its processes for ordering and controlling inventory are adequate, changes in economic or industry conditions may require us to hold inventory longer than expected or write outdated inventory off as the result of obsolescence.

During fiscal 2001, we amortized goodwill using a fifteen-year life. Beginning January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. We test goodwill for impairment annually or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairment of goodwill will be recognized in operating results in the period it is identified.

We utilize our best estimate for allowance for doubtful accounts based on past history and accruing the expense as a percentage of sales. We grant credit to distributors of sports and area lighting poles located throughout the United States of America. Collateral is generally not required for trade receivables. While we consider our process to be adequate to effectively quantify its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require an adjustment of the allowance for doubtful accounts.

Our customers receive a one year product warranty for defects in material and workmanship, providing repair or replacement or refund of the purchase price. We provide an accrual as a reserve for potential warranty costs based on historical experience and accruing as a percentage of sales. While management considers our process to be adequate to effectively quantify its exposure to warranty claims based on historical performance, changes in warranty claims on a specific or cumulative basis may require us to adjust its reserve for potential warranty costs.

Impact of Recently Issued Accounting Pronouncements.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) is effective for public companies for interim or annual periods beginning after June 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows.

SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for the company, beginning July 1, 2005. The company has not yet completed their evaluation but expects the adoption to have an effect on the financial statements similar to the pro-forma effects reported above.

In November 2004, the FASB issued SFAS 151, Inventory Costs, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on the Company's financial statements.

The FASB issued SFAS 153, Exchanges of Nonmonetary Assets, which changes the guidance in APB Opinion 29, Accounting for Nonmonetary Transactions. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 153 will have a material impact on the Company's financial statements.

The table below was adjusted for pro forma taxes, for periods before the twelve months ending September 30, 2003, as if Whitco, the fully owned subsidiary of Catalyst Lighting Group, Inc., was a C-corporation for state and federal tax purposes.

The table below was adjusted for pro forma taxes, for periods before the twelve months ending September 30, 2003, as if Whitco, the fully owned subsidiary of Catalyst Lighting Group, Inc., was a C-corporation for state and federal tax purposes.

                                  9 Months          9 Months          12 Months        12 Months
                                    Ended             Ended             Ended            Ended
                                  6/30/2005         6/30/2004         9/30/2004        9/30/2003
Sales                           $  9,859,432      $ 12,440,537      $ 16,358,303      $ 15,758,570
---------------------------------------------------------------------------------------------------
Cost of Sales                   $  6,892,788      $  8,511,721      $ 11,695,063      $ 10,834,944
---------------------------------------------------------------------------------------------------
Gross margin on Sales           $  2,966,644      $  3,928,816      $  4,663,240      $  4,923,626
---------------------------------------------------------------------------------------------------
General Selling and
 Administrative Expenses        $  3,971,459      $  4,372,896      $  5,895,194      $  4,934,542
---------------------------------------------------------------------------------------------------
Loss from Operations            $ (1,004,815)     $   (444,080)     $ (1,231,954)     $    (10,916)
---------------------------------------------------------------------------------------------------
Reverse Merger Expense          $         --      $         --      $         --      $    606,621
---------------------------------------------------------------------------------------------------
Interest Expense                $  1,001,982      $    252,900      $    361,719      $    326,844
---------------------------------------------------------------------------------------------------
Loss Before Taxes and
 Pro Forma Income Taxes         $ (2,006,797)     $   (696,980)     $ (1,593,673)     $   (944,381)
---------------------------------------------------------------------------------------------------
Provision for (Benift From)
 Taxes                          $         --      $   (253,801)     $    (61,134)     $     61,134

Loss Before Pro Forma
 Taxes                          $ (2,006,797)     $   (443,179)     $ (1,532,539)     $ (1,005,515)

Pro Forma Income Taxes          $         --      $         --      $         --      $   (214,000)
---------------------------------------------------------------------------------------------------
Pro Forma Net Loss              $ (2,006,797)     $   (443,179)     $ (1,532,539)     $   (791,515)
---------------------------------------------------------------------------------------------------

NINE MONTHS ENDED JUNE 30, 2005 COMPARED TO THE NINE MONTHS ENDED JUNE 30, 2004

RESULTS OF OPERATIONS

Revenue. Revenues decreased for the nine months ended June 30, 2005 by $2,581,105 or 21% compared to the corresponding prior period. The decrease was due to a decline in sales to one OEM customer, slower sports sales compared to the corresponding prior period, less steel area lighting pole sales and less commission revenue. Excluding commissions from sales (See table below), the decrease in revenue can be attributed to a $1,345,924 (97%) decrease in sales to an OEM customer, a $1,111,372 (38%) decrease in sports lighting pole sales, and a $577,225 (14%) decrease in steel area lighting poles. The OEM customer referred to herein previously held a lighting contract with Wal-Mart that expired in March 2004.

Cost of Goods Sold. Cost of goods sold decreased for the nine months ended June 30, 2005 by $1,618,933 or 19% compared to the corresponding prior period. Gross margins of 30% for the nine months ended June 30, 2005 compared to 32% in the corresponding prior period were fairly constant between the two reporting periods. The decrease was mainly due to product mix, raw material cost and pricing demands in the market.

Gross Margin. The decrease in gross margin is due to product mix, raw material cost, pricing demands in the market, freight, and manufacturing inefficiencies. Cost of goods sold for the nine months ended June 30, 2005 was $6,892,788, which generated a gross margin of 30%, compared to 32% for corresponding prior period.

Our agents have the ability to sell our products at or above the base price of our products, and our commission structure pays agents 100% of the overage above our base price. The table below itemizes commission revenue generated from the 100% overage and revenue generated from our base price.

                                           2005                  2004
                                       -----------           -----------

Base Price Revenue                     $ 7,960,881           $10,067,015

Commission Revenue                       1,898,551             2,373,522
                                       -----------           -----------
Gross Sales                            $ 9,859,432           $12,440,537
                                       ===========           ===========

General, selling, and administrative expense (GSA expense). GSA decreased $401,437 or 9% for the nine months ended June 30, 2005 compared to the corresponding prior period. The GSA decrease was the result of a decrease of expenses paid related to commissions of $474,500 and reductions in salary, wages and benefits of $94,569. These savings were off-set by increases in property taxes of $56,475, legal fees of $49,114, and accounting fees of $33,320.

Interest Expense. Interest expense increased $749,082 for the nine months ended June 30, 2005 compared to the corresponding prior period. The increase was due to an increase in interest expense of $131,137 and in increase in non-cash charges of warrant expense and debt discount of $617,945.

YEAR ENDED SEPTEMBER 30, 2004 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 2003

RESULTS OF OPERATIONS

Revenue. For the twelve months ended September 30, 2004, the recognized revenue was $16,358,303. For the twelve months ended September 30, 2003, the recognized revenue was $15,758,571. Cost of goods sold in the twelve months ended September 30, 2004 was $11,695,063, which generated a gross margin of 28.5%, versus 31.2% for the twelve months ended September 30, 2003. Excluding commissions from sales (See table below), the increase in revenue can be attributed to an $820,059 (15.9%) increase in steel area lighting poles, and a $441,213 (64.3%) increase in aluminum sales. These increases were partially offset by a $446,425 (23.7%) decrease in sales to an OEM customer, a $147,267 (21.2%) decrease in highmast lighting pole sales, and a $265,539 (6.4%) decrease in sports lighting pole sales.

Our agents have the ability to sell our products at or above the base price of our products, and our commission structure pays agents 100% of the overage above our base price. The table below itemizes commission revenue generated from the 100% overage and revenue generated from our base price.

                                    For the 12 Months Ended September 30,

                                        2004                  2003
                                     ----------           ----------

Base Price Revenue                   13,490,210           13,200,725

Commission Revenue                    2,868,092            2,557,846

                                     ----------           ----------
Gross Sales                          16,358,302           15,758,571
                                     ==========           ==========

General, selling, and administrative expense (GSA expenses). For the twelve months ended September 30, 2004, GSA expense totaled $5,895,194, compared to $4,934,542 for the twelve months ended September 30, 2003. The increase in GSA expense resulted from the increase in commission expenses paid, Salaries, wages, and labor related expenses, bad debt expense, warranty expense, bank charges, investment advisor expenses, and investor relations expense as described below.

Commission expense. For the twelve months ended September 30, 2004, commission expense totaled $2,868,092, compared to $2,557,846 for the twelve months ended September 30, 2003. The increase in commissions is the result of an increase in total revenues as compared to the previous comparative period.

Salaries, wages, and labor related. For the twelve months ended September 30, 2004, salaries, wages, and labor related expenses totaled $1,428,614, compared to $1,328,666 for the twelve months ended September 30, 2003. The increase in salaries and wages can be attributed to additional personnel hired during the third and fourth quarter of fiscal year 2003. The expenses associated with the additional personnel had a more significant impact on fiscal year 2004 as the Company incurred a full year of salary, wages, and benefits.

Bad debt expense. For the twelve months ended September 30, 2004, bad debt expense totaled $87,189, compared to $606 for the twelve months ended September 30, 2004. The increase in bad debt expense is the result of an increase in total revenues as compared to the previous comparative period and an increase in actual uncollectible accounts during the period.

Warranty expense. For the twelve months ended September 30, 2004, warranty expense totaled $136,272, compared to $85,395 for the twelve months ended September 30, 2004. The increase in warranty expense is the result of an increase in total revenues as compared to the previous comparative period, an increase in actual warranty work related to defective product produced by an outsourced manufacturer, and approximately $25,000 in field work for an individual job to correct a shipping error.

Bank Charges. For the twelve months ended September 30, 2004, bank charges totaled $226,166, compared with $27,856 for the twelve months ended September 30, 2003. The increases in bank charges for the comparative periods reflects charges associated with loan financing fees and the early termination of one of our loan agreements.

Investment advisor expenses. For the twelve months ended September 30, 2004, investment advisor expenses totaled $199,500, compared with $0 for the twelve months ended September 30, 2003. Keating Investments was the investment advisor for the reverse merger and received an investment banking fee in common stock of 70,000, which was due upon the Company's common stock trading on the Over-the-Counter Bulletin Board. The stock began trading on June 26, 2004.

Investor relations expense. For the twelve months ended September 30, 2004, investor relations expense totaled $95,126, compared with $254 for the twelve months ended September 30, 2003. The increases in investor relations expense for the comparative periods are related to the registered offering and the transition to a publicly traded company.

Interest expense. Interest expense for the twelve months ended September 30, 2004 was $361,719, compared with $326,844 for the twelve months ended September 30, 2003. The increase in interest expense for the comparative periods reflect the increase in both the operating credit line as well as an increase in interest rate associated with the factoring agreement between the Company and Marquette Commercial Finance.

Other expense. For the twelve months ended September 30, 2004 Catalyst Lighting Group incurred $0 in expense associated with the merger compared to $606,621 for the twelve months ended September 30, 2003. The Company recognized a $17,768 loss for disposal of fixed assets during the twelve months ended September 30, 2003.

Liquidity and Capital Resources

At September 30, 2004, Catalyst Lighting Group's working capital deficit was $2,440,188, which represented a decrease in working capital of $1,566,538 over September 30, 2003. Working capital account changes include an increase in cash from $96,591 at September 30, 2003 to $501,429 at September 30, 2004, an increase in inventory from $1,311,130 at September 30, 2003 to $1,739,803 at September 30, 2004, an increase in revolving note payable from $2,072,522 at September 30, 2003 to $2,570,457 at September 30, 2004, and a decrease in accrued liabilities from $806,936 at September 30, 2003 to $649,966 at September 30, 2004. Other account changes include a decrease accounts receivable of $796,272, a decrease in deferred tax asset of $47,699, an increase in accounts payable of $383,757, an increase current maturities of long-term debt of $838,155, and an increase in pre-paid expenses of $6,799. The increase in payables and inventory was partially attributed to increased raw material cost for delivery of product in 2004. The changes in accrued liabilities and pre-paid expenses are related to normal timing of the different category of accounts through this year. The decrease in working capital is primarily the result of the $1,532,539 loss for the year ended September 30, 2004.

At June 30, 2005, we had a working capital deficit of $3,185,922. We also incurred a net loss for both the three month and nine month periods ending June 30, 2005 of $(746,383) and $(2,006,797), respectively. We believe the loss is due to the decline in the sports and area lighting pole business, the decrease in gross margin, and the impact of the loss of Wal-Mart business through an OEM customer.

We are also seeking to increase both cash flow and profitability by growing sales internally as well as through acquisitions or other strategic alternatives. If we do not raise additional equity capital sufficient to provide for positive working capital and are unable to return in the near term to profitability, we may be required to curtail future operations and/or liquidate assets or enter into credit arrangements on less than favorable terms than would normally be expected, to provide for future liquidity. The Company will examine all options available to it if these acquisitions and/or additional equity or other strategic alternatives are not available.

Cash used in operations for the years ended September 30, 2004 and 2003 was ($594,014) and ($897,521), respectively. The cash used by operations for the twelve months ended September 30, 2004 resulted primarily from a loss of $1,532,539 and an increase in inventories of $428,674. This was partially offset by a decrease in trade receivables of $796,271, an increase in accounts payable of $383,759, and common stock issued for services of $311,169.

Cash used in operations for the nine months ended June 30, 2005 and 2004 was $(899,323) and $(126,080), respectively. The June 30, 2005 increase in the use of cash compared to the prior period resulted primarily from an increased loss of $1,563,618.

Cash provided by (used in) investing activities for years ended September 30, 2004 and 2003, was ($2,013,690) and $16,260, respectively. This was primarily a result of the addition of $1,927,990 of restricted cash for the period ending September 30, 2004 and the purchases of property and equipment for both periods.

Cash provided by (used in) investing activities for nine months ended June 30, 2005 and 2004, was $989,124 and $(58,290), respectively. This was primarily a result of the release of $1,000,000 of restricted cash from the Term Note during the nine months ended June 30, 2005.

Cash provided by financing activities for the years ended September 30, 2004 and 2003 was $3,012,544 and $977,852, respectively. For the twelve months ended September 30, 2004 there was an increase in revolving notes payable of $259,091, proceeds from issuance of long-term debt of $1,928,000, proceeds from long-term revolving payable of $408,887, and common stock issuance of $567,849. Payments on notes payable were ($151,283). For the twelve months ended September 30, 2003 there was an increase in revolving notes payable of $985,497 and payments on notes payable of $7,645.

Cash provided by (used in) financing activities for the nine months ended June 30, 2005 and 2004 was $(377,561) and $168,414, respectively. For the nine months ended June 30, 2005 cash flows from financing activities decreased primarily due to a decrease in common stock issuance.

Material cash requirements for the next twelve months not in the ordinary course of business relate to the soliciting and closing of possible acquisition targets or other strategic opportunities. Regarding repayment of debt, over the next 12 months our current maturities of long term debt as of June 30, 2005 is $1,666,273, consisting of subordinated debt and repayment of the release of restricted cash by Laurus Master Fund, Ltd from the Term Note. For the next 12 months, one $250,000 payment is due on December 31, 2005, and one $700,000 payment plus accrured interest is due on December 1, 2005. On August 15, 2005, the Company and Laurus executed Amendment No. 4 whereby Laurus agreed to postpone amortizing payments of the aggregate principal amount of the Term Note until December 1, 2005 at which time the Company shall make monthly payments to Laurus on each repayment date, each such payment in the amount of $86,091 together with any accrued and unpaid interest on such portion of the principal amount plus any and all other unpaid amounts which are then owing under the Term Note, the purchase agreement pursuant to which the Term Note was issued and related documents. Any remaining payments are spread evenly over the entire year.

We intend to fund future payments on these obligations through operational cash flow, further utilization of our existing credit facility with Laurus, conversion of the AR Notes into Common Stock, and adding additional subordinated debt. We also believe future capital raises or other strategic alliances, mergers, or sales are possible to fund growth, operations, and other business opportunities. However, we cannot assure that any of these sources is available to us.

On September 30, 2004, the Company entered into the financing arrangements with Laurus, as set forth above, in the aggregate principal amount of up to three million dollars ($3,000,000). Laurus also received a common stock purchase warrant to purchase up to 472,000 shares of Common Stock at an exercise price of $3.00 per share.

On December 3, 2004, the terms of the Notes were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced pursuant to the Term Note in exchange for lowering the fixed conversion price of the Notes from $2.66 per share to $1.50 per share. Laurus also acquired an additional Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share.

Pursuant to our registration statement filed on Form SB-2 on March 24, 2005 (the "Registration Statement") which became effective April 11, 2005, we registered the Common Stock issuable to Laurus underlying the AR Notes, assuming conversion of the maximum amounts thereunder and conversion of all Warrants, plus an additional 250,000 shares of Common Stock to cover any future anti-dilution protection Laurus may receive pursuant to the AR Notes and Warrants. None of the Common Stock underlying the Term Note was registered in the Registration Statement.

On April 19, 2005, $400,000 of the Term Note funds held in the escrow account was released by Laurus. Laurus received 250,000 shares of the Company's Common Stock as consideration for the advance.

The Notes currently bear interest at "prime" (currently 5.25%) plus 2%, or a current aggregate of 7.50%. Laurus is prohibited from converting money owed under the Notes, in the aggregate, into more than 4.99% percent of the Common Stock. The Term Note and the Borrowing Note also each prohibit conversion into Common Stock until (a) money has been advanced pursuant to any of such notes and
(b) the shares of Common Stock underlying the respective Notes have been registered for re-sale or are exempt from the registration requirements. Since the Common Stock underlying the Term Note is not being registered in the Registration Statement, the Term Note cannot currently be converted. However, sums advanced pursuant to the AR Notes may be converted into shares of Common Stock being registered hereunder at $1.50 per share.

As of June 30, 2005, $2,827,612 has been advanced pursuant to the AR Notes and $1,894,018 (including the $600,000 and the $400,000 referenced above) has been advanced pursuant to the Term Note. Catalyst has the option of prepaying the Term Note and Borrowing Note by paying 120% of all amounts then due and owing to Laurus. The AR Notes, aggregating $3,000,000, are for accounts receivable financing provided by Laurus and, once received, there is no restriction on the use of such funds. The Term Note provides up to $2,000,000 for acquisitions and/or general working capital, with its use subject to the approval of Laurus. The Securities Purchase Agreement pursuant to which the Term Note was issued (the "SPA") also contains restrictions for so long as at least 25% of the Term
Note is still outstanding. During such time, Catalyst is prohibited from, among other things, (i) declaring or paying any dividends, (ii) issuing any preferred stock that is mandatorily redeemable prior to payment in full of all indebtedness and liabilities of the Company to Laurus, (iii) redeeming any of its preferred stock or other equity interests, (iv) liquidating, dissolving or effecting a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity unless the Company is the surviving entity) and (v) materially altering or changing the scope of the business of the Company.

The existence of the AR and Term Notes could impact our ability to obtain future financing, as Laurus holds a $5,000,000 first priority security interest in all of our accounts receivable and other assets. Additionally, until the Term Note is paid in full, Laurus holds a right of first refusal to provide any additional debt or equity financing the Company may seek. The further leveraging of our balance sheet and dilution of our Common Stock could prevent future financing arrangements for the Company.

On July 6, 2005 the Company and Laurus executed Amendment No. 3, whereby Laurus agreed to release to the Company $950,392 from the Restricted Account, provided that $832,453 of such released amount was applied by the Company to repay the excess funding on the A/R Notes and no less than $53,138 of such released amount was applied to repay accrued and unpaid interest on the Term Loan. The remaining $64,801 was used by the Company for working capital.

On August 15, 2005, the Company and Laurus executed Amendment No. 4 whereby Laurus agreed to postpone amortizing payments of the aggregate principal amount of the Term Note until December 1, 2005 at which time the Company shall make monthly payments to Laurus on each repayment date, each such payment in the amount of $86,091 together with any accrued and unpaid interest on such portion of the principal amount plus any and all other unpaid amounts which are then owing under the Term Note and related documents.

If (i) Catalyst shall have registered all Common Stock underlying the Notes and Warrants and (ii) the market price of the Common Stock for the five trading days immediately preceding the last day of the most recent month exceeds the then applicable fixed conversion price by at least twenty five percent (25%), the interest rate for the succeeding calendar month shall automatically be reduced by 200 basis points, or 2%, for each incremental twenty five percent (25%) increase in the market price of the Common Stock above the then applicable fixed conversion price. If (i) the Company shall not have registered the shares of Common Stock underlying the Notes and Warrants and (ii) the market price of the Common Stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding the last day of the most recent month exceeds the then applicable fixed conversion price by at least twenty five percent (25%), the interest rate for the succeeding calendar month shall automatically be decreased by 100 basis points, or 1%, for each incremental twenty five percent (25%) increase in the market price of the Common Stock above the then applicable fixed conversion price. Failure to decrease the interest rate by 2%, as set forth above, is not expected to affect the Company in a material way as the aggregate annual difference, even if all $5,000,000 under the Notes were currently outstanding, is only $50,000. Currently, there is only $4,622,629 outstanding under all Notes, $2,827,611 having been advanced pursuant to the AR Notes and $1,894,018 (including the $600,000 and $400,000 referenced above) having been advanced pursuant to the Term Note. Interest under the Notes is not payable in shares of Common Stock.

The AR Notes, aggregating $3,000,000, are for accounts receivable financing provided by Laurus and there is no restriction on the use of such funds. However, the Term Note was to provide up to $2,000,000 for acquisitions approved by Laurus and general working capital purposes only.

The Security Agreement pursuant to which the AR Notes were issued contains restrictions requiring Laurus' consent in order to (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured, (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period, (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except for transactions in the ordinary course of business, (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its stock or assets, (v) purchase, redeem or retire any Company stock, (vi) directly or indirectly prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof, (vii) enter into any merger, consolidation or other reorganization with or into any other person or acquire all or a portion of the assets or stock of any person or permit any other person to consolidate or merge with it, unless (1) Company is the surviving entity of such merger or consolidation, (2) no event of default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) Company shall have provided Laurus with at least thirty
(30) days' prior written notice of such merger or consolidation, (viii) materially change the nature of the business in which it is presently engaged,
(ix) change its fiscal year or make any changes in accounting treatment and reporting practices, except as required by GAAP or in the tax reporting treatment or except as required by law or (x) enter into any transaction with any employee, director or affiliate of Catalyst, except in the ordinary course on arms-length terms.

Employment Agreements

As of December 31, 2002, Whitco entered into an employment agreement with Henry Glover, which expired on June 30, 2004, providing for him to serve as Whitco's President and Chief Executive Officer at an annual rate of $150,000. Mr. Glover was also eligible for medical and dental benefits, as well as such other benefits offered to executive officers from time to time. Mr. Glover's employment with the Company ceased on February 22, 2005 and he no longer serves as an employee or President of the Company or as a member of the Board of Directors.

At a meeting of our Board of Directors on February 28, 2005, Dennis H. Depenbusch, currently our Chairman, Chief Executive Officer and Secretary, was unanimously elected President of the Company.

The Company's Chief Financial Officer, Brady Basil, resigned on June 14, 2005 but remained with the Company in a consulting role through the end of June 2005 for transition purposes. Dennis Depenbusch, the Company's Chairman, President and Chief Executive Officer, has been serving as principal financial officer since Mr. Basil's departure.

Currently, we have no written employment agreements with any of our officers, however, we anticipate entering into employment agreements with them on terms to be agreed upon.

Additional Employee Benefits: All employees are provided certain insurance coverages including health, dental and long term disability. The Company reserves the right to change its benefits plans as it deems necessary or appropriate.

The Company's annual meeting of shareholders, held on Monday, February 28, 2005, was called to order on that day and adjourned to April 5, 2005. At the meeting, Dennis H. Depenbusch, Kevin R. Keating, Mary Titus, and Tracy B. Taylor were all reelected to the Board of Directors. The shareholders also reapproved Hein & Associates LLP as the Company's independent public accounting firm.

                                    BUSINESS

We were formed as a "blank check" Delaware corporation in March 2001 to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business which we believe has significant growth potential. As of February 12, 2003, we entered into a Securities Exchange Agreement with Whitco Company, L.L.P., a Texas limited liability partnership which manufactures, markets and distributes outdoor lighting poles. On August 27, 2003, we acquired Whitco Company, LP (successor in interest as a result of the conversion of Whitco Company, L.L.P. to a limited partnership) through an exchange of all of Whitco's partnership units, and options to purchase partnership units, for 2,991,368 shares of Catalyst common stock, and options to purchase 808,632 shares of Catalyst common stock. Whitco became our wholly-owned subsidiary.

Whitco is a nationwide manufacturer, marketer and distributor of steel and aluminum outdoor lighting poles. Founded in 1969, Whitco sells poles directly to original equipment manufacturers (OEM's) and indirectly to other third parties through its own contracted sales representatives. We seek to have Whitco become the preferred manufacturer, marketer and distributor of steel and aluminum lighting pole structures and accessories, and we may attempt to acquire or develop additional subsidiaries to pursue additional market opportunities. We believe the necessary systems and people are in place to aggressively grow and expand among the specialty markets within the lighting industry.

The Industry

According  to  the  United  States  Department  of  Commerce  and  the  National
Electrical Manufacturer's Association the overall U.S. outdoor lighting industry, including fixtures, poles and accessories, represents a nearly $2 billion market. This market has grown by more than 75% over the last 10 years, driven in part by the growth in commercial real estate development. We believe this market, coupled with recent merger and acquisition activity within the industry, bodes well for our expected "build-up" acquisition strategy discussed below. As the demand for, and value of, businesses in this sector continues to increase, we believe we are well positioned to pursue opportunistic acquisitions, gain new customers, expand product offerings, increase market share and become an attractive acquisition candidate ourselves.

The U.S. outdoor lighting pole market alone is estimated at $750 million, including an estimated $250 million in Department of Transportation ("DOT") and traffic control poles (a market in which we do not participate). The market is comprised primarily of four material types: steel poles (60%), aluminum (18%), concrete (12%) and composite (10%).

The outdoor lighting pole industry tends to be cyclical based on general economic conditions and, more specifically, non-residential construction spending and public and private highway/roadway construction and improvements. The U.S. Department of Commerce reported declines in non-residential construction spending of 18% and 5% in 2002 and 2003, respectively. These declines have been partially offset by continued spending on highway construction under the U.S. Highway Transportation bill, the growth in outdoor sports venues and added concerns about safety and "light spill." We have attempted to limit our exposure to these outside factors by offering diverse products with many applications through a sales network that has nearly 100% geographic coverage in the United States.

Whitco has and will continue to operate primarily in the commercial and industrial lighting ("C&I") markets. However, we also seek opportunities in the city and county and utility and municipality markets. The C&I market represents the commercial sales area of the market, primarily commercial real estate developments and industrial development areas not related to government. City and county areas are those developments directed by local governments without the involvement of federal highway funds. In some cases, our lighting agents also place sales emphasis on local developments by cities and counties. Utility and municipality segment represents those developments directed by local utilities or municipal developments in which the local utility controls the lighting aspects of the real estate development, without the involvement of federal highway funds. In local areas, a utility may direct the installation of lighting and provide a usage fee to the local government for that lighting area. In some cases, Whitco lighting agents sell to utilities. Department of Transportation sources represent those areas involving the deployment of both local and federal highway funds with specifications directed by the local or state governments, as well as the federal government. We rarely participate in business with the Department of Transportation as it is a different sales channel than Whitco has traditionally served. Whitco markets area and sports lighting products through its catalog and via the Internet at www.whitcopoles.com.

Products and Services

All of our poles are made to order and are sold  either  directly  to OEM's from
our  primary  offices  in  Fort  Worth,   Texas  or  indirectly   through  sales
representatives, known in the lighting industry as lighting agencies.

Some OEM's only sell existing lines of lighting fixtures, while some manufacture lighting poles and others source pole manufacturing on a private label basis through companies such as ours. We sell poles which complement existing fixture lines, provide engineering expertise and have specialty design features to allow the poles to be easily integrated with the lighting fixture. The entire unit, consisting of the pole and fixtures, is then shipped to the customer under the OEM brand name. Although some OEM's manufacture their own poles, they often require our poles because they do not have the capability to manufacture the poles required for a specific order. When selling to an OEM, we arrange shipment directly to the project location for final assembly and installation by third parties. We have the capability to join an OEM on national account bids. To date, in 2005, we sold to approximately 20 OEM customers.

We have contracts in place with approximately 70 lighting agencies, each in separate, defined geographic territories covering nearly 100% of the United States. Each lighting agency contract typically gives the lighting agency the exclusive right to sell our poles in a given geographical location in exchange for such agency agreeing to sell only poles we manufacture. The typical exception allows lighting agencies to sell poles from their OEM fixture providers and us to sell poles to OEMs to deliver into the lighting agency's territory. Lighting agency contract terms vary by territory, although all our contracts with lighting agencies may be terminated by us on 30 days' notice. No individual lighting agency accounted for more than 10% of sales for the fiscal years ended September 30, 2004 and 2003. These agencies primarily sell fixtures and our poles complement their product lines. We work diligently to find the appropriate agency in a territory to sell our products, and further strive to have that agency sell only poles we manufacture. A typical order will come from an agency for shipment direct to a construction location, with billing directed to the electrical distributor or contractor. Terms are predominantly net 30 days. We believe we gain and keep top lighting agents and OEMs through competitive pricing, timeliness and the ability to effectively deliver needed technical information on specified products.

During the years ended September 30, 2004 and 2003 one customer accounted for more than 10% of our sales, totaling 11% and 14%, respectively. No other single customer accounted for more than 10% of total revenues.

Design, Manufacturing and Distribution

In fiscal year 2004, we opened our first manufacturing facility and began producing poles in-house. Historically, Whitco outsourced the manufacturing of poles. We believe this transition, once complete, will increase our competitive advantage in the market and allow us to lower cost and reduce lead times to our customer base. As of the end of the fiscal year ended September 30, 2004, and for the nine months ended June 30, 2005, we still outsourced a portion of its manufacturing process.

We design all of our own poles and complete specification and stress calculations using an in-house engineering team. We assist our sales agents and OEM's with specific project submittals to engineers. We then submit a work order to our manufacturing facility or to an outsourced manufacturer based on the product specified. We purchase raw steel tubes from both domestic and foreign suppliers, primarily relying on four companies to supply steel tubes. We also place orders with several other suppliers. The raw steel tubes are held in inventory either at our manufacturing facility or a designated outsource manufacturer, also located in Fort Worth, Texas. Either the Company or the outsource manufacturer completes all stages of pole fabrication. All operational aspects of manufacturing, including inventory control, purchasing, adherence to specifications and shipping are performed by us. We have limited financial responsibility for raw aluminum product inventory as a significant portion of our aluminum poles are made to order from one of two pole manufacturers.

Once an order has been placed, production time until completed poles are ready for shipment is approximately one week, while larger orders can take up to three weeks. Once completed, the lighting poles are shipped directly to the customer from our manufacturing facility or the outsourced manufacturer, as applicable.

Employees

We currently have 34 full-time employees, including an executive officer. Twenty-two of these, all of whom work in our manufacturing facility, are employees of an outsourced human resources firm.

We have sales representative agreements in place with approximately 70 sales representatives across the continental United States. They are not employees, but receive commissions based on sales. Our commission structure pays agents 100% of the overage above our base price, compared to an industry average of 75%.

Trademark and Copyright Protection

Whitco has applied for trademark protection for its logo, as well as the logo of Catalyst Lighting Group, Inc. We have submitted initial applications for these logos to the United States Patent and Trademark Office. We currently have an application in review with the United States Patent and Trademark Office for an elliptical crossarm and pole design. This design has the ability to reduce wind resistance by a substantial amount compared to the traditional designs in the market place.

Business Strategy

Virtually all of our revenues are generated in the C&I market. We intend to continue serving this niche while seeking to acquire or start new business ventures within the lighting industry in an attempt to increase market share. Our focus on the C&I market is the result of our historical expertise in this market and the fact that most of our lighting agents and OEM customers are focused in this area.

We place particular emphasis on the sports, high mast and area lighting sectors within the commercial and industrial markets. The sports lighting area represents those venues lit by outdoor lighting for night time play. This ranges from professional sports venues to local parks and recreation areas. We have the ability to complete pre-wiring for our sports lighting products prior to shipment. High mast refers to those installations requiring large area lighting needs of commercial areas. These represent typical heights of 55 feet or higher with multiple fixtures installed at the top of the pole. Area lighting typically represents the lighting of an outdoor area, such as a parking lot.

Management's long-term objective is to transform Catalyst from a broker of commodity lighting poles to a value-added manufacturer and distributor of lighting fixtures, poles and other accessories. This strategy has four cornerstone initiatives. The first is the upgrade of our sales distribution network by establishing formal sales agency relationships with nearly 75 lighting manufacturers' representatives providing nearly 100% geographic coverage in the United States, and establishing direct relationships with over 25 OEM's and national accounts.

Secondly, we are completing the process of moving fabrication of select products in-house to eliminate intermediaries, maintain gross margins and create opportunities for additional profitability as operating efficiencies and economies of scale are achieved. This move has also placed us in geographic proximity with our powder-coating vendor, which has facilities adjacent to ours. We recently moved to new facilities and transitioned fabrication and assembly of round and square steel poles from a third party contract supplier to an in-house function. We felt this initiative was required to keep pricing competitive in an important product segment. The internal fabrication and assembly operations have thus far produced fewer defects, reducing overall warranty costs, enhancing production scheduling and freight consolidation.

We have historically offered aluminum poles on a brokered basis as an accommodation to our sales agents. With two aluminum pole manufacturers holding more than 80% of this market, sales agents that do not carry these lines have little alternative than to work with the leading fixture OEMs. Sales agents and fixture OEMs have expressed an interest in our producing aluminum poles, indicating a ready market that, historically, will pay a premium for shorter lead times (typical lead times in peak season run 12 to 18 weeks). To take advantage of this potentially lucrative market, we must be able to efficiently produce quality aluminum poles in-house. We believe the sales potential is significant over a two-to-three-year time frame.

We began producing non-tapered aluminum poles, which is a less capital intensive process than round tapered poles, in October, 2004. We expect to begin producing round tapered poles during late fiscal year 2006 upon successful integration of non-tapered aluminum poles. In peak season, we will need to carry approximately $500,000 in inventory in order to supply poles in four to six weeks (a time frame nearly half the industry standard). Our current gross margin on brokered aluminum pole products is approximately 10% to 15%. Based on preliminary assessments, we expect to generate a gross margin closer to 30% on aluminum pole sales as a result of producing these poles in-house. To fully leverage the sales opportunity in this market, we will need both the non-tapered and tapered capabilities in place. With only two competitors in this market, we believe we can become a true "player" in this, the second largest segment of the outdoor lighting pole market, in short order and with little capital investment. Once production is fully up and running, we intend to establish a new branded aluminum pole line and market it through a separate agency network. We believe that with only two competitors in this market, many of our existing agents may already represent one of these manufacturers. Where this occurs, we would keep our existing agent and still market the different brand of aluminum poles to other agents in order to gain maximum penetration in each geographic market.

Our third strategic initiative was to add an engineering department and leverage our existing database of product designs and engineering specifications to expand product offerings for sale through our distribution network. We now have over 500 SKU's, which include steel, galvanized and aluminum poles for area, sports, high mast and roadway applications for sale to the commercial/industrial, municipal and utility market segments.

We believe we are one of the first in the outdoor lighting pole industry to provide access to our catalog items through the Internet. Through the addition of an engineering department, we further enhanced our value added capabilities by completing an electronic database of all product drawings and engineering calculations. This information is now delivered electronically to our sales representatives on a customized, project specific format minutes from the time requested. This service provides critical information for the sales representative to deliver to architects and engineers responsible for specifying projects. This database now houses well over 1,000 product designs and calculations.

In the process of completing the database, we also created a unique engineering calculation program allowing for quick turnaround of custom pole designs. This program also provides the capability of completing multiple iterations for the end customers' designers to utilize during the creation process. This combined ability, unique in the pole industry, keeps the sales representative and the end customer in close contact from creation to completion without unnecessary delays.

Our catalog database, drawings and calculations have led to prompt delivery of project specific information and the manufacture and delivery of a highly diverse product offering, which we believe has differentiated us from our competitors. This integrated system is easily usable and scalable for additional product offerings.

The final component of our strategy involves the potential acquisition of additional niche product companies using public stock, cash or a combination thereof in an attempt to dramatically increase the sales of those products by introducing them into our own distribution network.

According to the United States Department of Commerce and the National Electrical Manufacturer's Association, the U.S. outdoor lighting industry - including fixtures, poles and accessories - represents a nearly $2 billion market that has grown by more than 75% over the last 10 years, driven in part by the growth in commercial development. This market has various participants, including companies concentrating solely on structures, poles or lighting fixtures, with a limited line of pole products. We believe this fragmented market presents the opportunity to continue our growth plan with a more diversified product line and expanded sales agency coverage. Management believes this market, coupled with recent merger and acquisition activity within the industry, bodes well for a "build-up" acquisition strategy. As the demand for, and value of, businesses in this highly fragmented sector continues to increase, we believe we are well positioned to pursue accretive acquisitions at value prices, gain new customers and product offerings, and become an attractive acquisition candidate ourselves as we seeks increased market share.

We seek to acquire one or two companies at the lower end of the revenue range initially. Based on the initial results of these early acquisitions, and many other factors to be determined, we intend on targeting larger acquisitions to aggressively grow our consolidated revenues and potential profitability.

We sought to make acquisitions during fiscal year 2004. However, despite preliminary discussions with, and bids on, potential targets, we were ultimately unsuccessful in our efforts. In some cases, our bid was lower than that of a third party, as companies with greater financial, distribution or other resources value a potential acquisition differently than we do, enabling them to make a higher offer. Additionally, the absence of either immediately available acquisition financing or a more developed trading market for our common stock for use as acquisition currency have presented obstacles. We anticipate continuing to be an aggressive shopper but a conservative buyer as we attempt growth through acquisition.

Competition

Catalyst competes with pole manufacturers as well as those OEM's which manufacture poles themselves. In terms of sales, we believe we are approximately in the bottom half of the top 10 pole manufacturing companies. We compete against exclusive pole manufacturers such as K-W Industries, United Lighting Standards, Hapco and Valmont Industries. Some OEM's that also manufacture poles include Hubbell Lighting, Cooper Lighting, Musco Lighting (in the sports segment only) and Ruud Lighting. We compete with other pole companies on a price and service basis and by seeking the most qualified, most connected sales agents and OEM's in a given territory.

History

Whitco Sales, Inc. dates its original history to 1969, when it was formed by the Pritchard family in Fort Worth, Texas. Whitco was originally formed to provide both lighting and pole products. During the 1980's, Whitco made the decision to concentrate on steel pole products sold through agents and OEM's throughout the United States. Whitco Company, L.L.P., a partnership consisting of three investors led by Dennis H. Depenbusch, was formed on June 27, 2000 and acquired the assets of Whitco Sales Inc. from the Pritchard family on June 30, 2000. At the time of the acquisition, Whitco Sales, Inc. was an S Corporation 50% owned by James and Patsy Pritchard and 50% owned by James K. "Kip" Pritchard. Dennis
H. Depenbusch currently serves as our Chief Executive Officer, Secretary and Chairman of our Board of Directors. Whitco has no subsidiaries.

Upon acquisition of Whitco in June 2000, Whitco expanded its product offering to include additional steel products as well as aluminum poles. In 2002, Whitco further expanded its product line to include pre-wired products for the sports lighting segment. On May 1, 2002, two of the three original investors were bought out by a replacement investor group again led by Dennis H. Depenbusch. The original investors, along with Mr. Depenbusch, were Mega Investment Group, LLC and Quest Financial Partners, LP. Their 2/3 partnership interest was purchased on May 1, 2002 for $1.2 million through the sale of partner units and the issuance of additional subordinated debt. Four individual investors purchased partnership units for a cumulative price of $654,000 and subordinated debt was issued to four individual investors for $546,000.

As of February 12, 2003, Whitco entered into the Securities Exchange Agreement with Wentworth III, Inc., pursuant to which its partners received, through an exchange of all of their partnership units and options to purchase partnership units, 2,991,368 shares of common stock, and options to purchase 808,632 shares of common stock. This transaction closed on August 27, 2003, at which time Whitco became Wentworth III, Inc.'s wholly-owned subsidiary.

Catalyst was formed under the name Wentworth III, Inc. as a "blank check" Delaware corporation in March 2001 to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business which the Company believes has significant growth potential. The
Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission, which became effective August 6, 2002, and the Company commenced an offering of its common stock pursuant to this effective Registration Statement. This offering closed in November 2002, raising proceeds of $50,000 from the sale of 50,000 shares of common stock. The offering was a "blank check" offering due to management's broad discretion with respect to the specific application of the net proceeds thereof. Management had sole discretion in determining which businesses to acquire, and the terms of such acquisition. The offering was subject to Rule 419 of Regulation C under the Securities Act of 1933, as amended. Rule 419 requires that offering proceeds (except for an amount up to 10% of the deposited funds) and the securities issued to investors must be deposited in an escrow account and not released until an acquisition conforming to certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in that rule.

As of February 12, 2003, we entered into a Securities Exchange Agreement with Whitco Company, L.L.P., a Texas limited liability partnership which manufactures, markets and distributes outdoor lighting poles. The Company filed a post-effective amendment to the Registration Statement with the SEC describing Whitco and its business, and included audited financial statements which, upon being declared effective by the SEC, were delivered to all investors in Wentworth's initial offering. Those investors were given the opportunity to evaluate the merits and risks of the Whitco acquisition and all investors elected to remain investors in Wentworth. On August 27, 2003, we acquired Whitco Company, LP (successor in interest as a result of the conversion of Whitco Company, L.L.P. to a limited partnership) through an exchange of all of Whitco's partnership units, and options to purchase partnership units, for 2,991,368 shares of common stock, and options to purchase 808,632 shares of common stock. Whitco became our wholly-owned subsidiary.

On August 29, 2003, we formed Catalyst Lighting Group, Inc., a Delaware corporation and purchased 200 shares of its common stock for an aggregate of $2,000. On September 2, 2003, we entered into an Agreement of Merger with Catalyst. On September 3, 2003, we filed with the Delaware Secretary of State a Certificate of Ownership and Merger of Catalyst Lighting Group, Inc. into Wentworth III, Inc. Pursuant to such certificate, and in accordance with Section 253(b) of the Delaware General Corporation Law, we changed our name to Catalyst Lighting Group, Inc.

The selection of Whitco was complex and risky because of competition for such business opportunities among all segments of the financial community. In evaluating Whitco, the Company considered various factors, including, but not limited to:

      o     costs associated with effecting a business combination

      o     equity interest in and possible management participation in Whitco

      o     growth potential of Whitco and its industry

      o experience and skill of management and availability of additional personnel of Whitco

      o     capital requirements of Whitco

      o     competitive position of Whitco

      o     potential for further research, development or exploration

      o     degree of current or potential market acceptance of product/service

      o     risk factors

      o     regulatory environment of Whitco's industry

      o     profit potential

The evaluation of the business combination with Whitco was based on relevant factors as listed above as well as other considerations consistent with the Company's business objective. Management conducted a due diligence review which encompassed, among other things, meeting with management and inspection of facilities, as well as a review of financial or other information made available to the Company.

Currently, we conduct all of our business through Whitco, our wholly owned subsidiary.

Seasonality

The lighting and pole industry is seasonal in nature, as construction of the facilities or roads where the lighting structures may be placed is seasonal depending on the geographic location of the project.

Governmental and Environmental Regulations

We do not need government approval to offer our products and services. In order to comply with federal, state and local environmental laws, we expend such sums of money as is reasonably required in the ordinary course of our manufacturing business. In fiscal year ended September 30, 2004, we spent $0 on such compliance. Compliance with all such environmental laws has had a negligible impact on our business, financial condition and results of operations.

Research and Development

For the twelve months ended September 30, 2004, product development expense was $0, compared with $138,863 for the twelve months ended September 30, 2003. For the nine months ended June 30, 2005 product development expense was $32 compared with $0 for the nine months ended June 30, 2004. The decrease in product development for the comparative twelve-month period is principally attributable to ceasing further development of Whitco's sports lighting product offering.

Accounting Treatment

Although we are the parent corporation, for accounting purposes, our acquisition of Whitco was treated as the acquisition of us by Whitco. This is known as a reverse acquisition and a recapitalization of Whitco. Whitco is the acquirer for accounting purposes because the former partners of Whitco received the larger percentage of our common stock and voting rights than our stockholders prior to the acquisition.

Public Filings

Our annual, quarterly and periodic and other filings with the SEC, including any amendments thereto, may be accessed, at no cost, directly through the SEC's web site at www.sec.gov.

Stock Option Plan

We have a stock option plan, adopted by our Board in August 2003 and approved by our stockholders in March 2004, pursuant to which up to 1,500,000 incentive and non-incentive options may be granted (the "Plan"). The Plan will remain in effect until August 27, 2013, unless terminated earlier by action of our Board of Directors.

Officers, directors, employees, advisors and consultants may be granted options under the Plan. The Plan is administered by our Board or a committee appointed by the Board, which has the authority to interpret the provisions of the Plan and supervise its administration. In addition, the Board is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each such grant and to determine when, and upon what conditions, shares or options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation. Options granted pursuant to the Plan which are not exercised, terminate upon the date specified at the time the option was granted.

In the discretion of the Board, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of Catalyst or Whitco, or the period of time a non-employee must provide services. At the time an employee ceases working for Catalyst or Whitco (or at the time a non-employee ceases to perform services), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board, payment for the shares of Common Stock underlying options may be paid through the delivery of shares of Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted as payment for options at the discretion of the Board.

Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

The Board may, at any time and from time to time, amend, terminate or suspend the Plan in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

There are currently 495,131 options granted to employees. The strike price ranges from $.30 to $2.50 per share, dependent upon the strike price under which they were issued.

                                   MANAGEMENT
Executive Compensation

The following table sets forth information regarding the compensation paid during the years ended September 30, 2004 and 2003, the nine months ended September 30, 2002 and the year ended December 31, 2001 to Dennis H. Depenbusch, Henry Glover and Brady Basil. Mr. Depenbusch is Chairman, President, Secretary and CEO of Catalyst. At a meeting of our Board of Directors on February 28, 2005, Dennis H. Depenbusch, currently our Chairman, Chief Executive Officer and Secretary, was unanimously elected President of the Company. Mr. Glover was a Board Member and President through February 22, 2005. Brady Basil, the Chief Financial Officer, submitted his resignation effective as of June 14, 2005. Mr. Depenbusch is the sole executive officer of Catalyst. There are no other anticipated officer assignments at the present time.

Name and All Other                                       Other          Securities               All
Principal Positions                                      Annual         Underlying    LTIP       Other
                               Salary       Bonus        Compensation   Options       Payouts    Comp.
                               ($)          ($)          ($)            (#)           ($)        ($)
Dennis Depenbusch
Managing Partner/CEO
and Chairman (1)
    2004                       $130,000     $0           $0             0             0          0
    2003                       $130,000     $0           $0             0             0          0
    2002                       $ 97,499     $0           $0             0             0          0
    2001                       $100,000     $0           $0             0             0          0

Henry Glover
President (2)
    2004                       $150,000     $ 6,000      $0             0             0          0
    2003                       $145,000     $0           $0             58,633(5)     0          0
    2002                       $ 97,499     $0           $ 24,706(4)    191,589(5)    0          0
    2001                       $0           $0           $0             0             0          0

K. Brady Basil
Chief Financial Officer (3)
    2004                       $89,615      $ 3,000      $0             20,000        0          0
    2003                       $35,308      $0           $0             0             0          0
    2002                       $0           $0           $0             0             0          0
    2001                       $0           $0           $0             0             0          0

(1) Mr. Depenbusch was the managing partner of Whitco prior to consummation of the merger transaction with Catalyst and is currently the CEO, President, Secretary and Chairman of the Board of Directors of Catalyst. As the merger transaction was not consummated until August 27, 2003, $119,167 of salary was paid to Mr. Depenbusch by Whitco through August 31, 2003 and $10,833 was paid by Catalyst through September 30, 2003. At a meeting of our Board of Directors on February 28, 2005, Dennis H. Depenbusch, currently our Chairman, Chief Executive Officer and Secretary, was unanimously elected President of the Company.

(2) Henry Glover began employment with Whitco on January 2, 2002. Mr. Glover was the President of Whitco prior to consummation of the merger transaction with Catalyst and became the President and a member of the Board of Directors of Catalyst after the merger transaction. As the merger transaction was not consummated until August 27, 2003, $137,500 of salary was paid to Mr. Glover by Whitco through August 31, 2003 and $12,500 was paid by Catalyst through September 30, 2003. Mr. Glover's employment with the Company, and his position as a member of the Board of Directors, ended on February 22, 2005. In addition to the $64,615 paid to Mr. Glover as salary in fiscal year 2005, we have an agreement with Mr. Glover to pay him $36,057, which includes severance, separation and credit for unused vacation days. Mr. Glover's right to exercise all 173,587 of his vested options expired on May 23, 2005. These options were not exercised therefore were forfeited.

(3) Brady Basil began employment with Whitco on April 23, 2003. Mr. Basil was the Controller of Whitco prior to consummation of the merger transaction with Catalyst and became the Chief Financial Officer of Catalyst following the merger transaction. As the merger transaction was not consummated until August 27, 2003, $28,225 of salary was paid to Mr. Basil by Whitco through August 31, 2003 and $7,083 was paid by Catalyst through September 30, 2003. Mr. Basil submitted his resignation, effective as of June 14, 2005.

(4) Represents compensation related to relocation expenses associated with the hiring of Mr. Glover.

(5) These were options to purchase 74.6825 partnership units of Whitco which, upon consummation of the merger with Whitco on August 27, 2003, were converted into options to purchase 250,222 shares of common stock.

For the year ended September 30, 2003, and the nine months ended September 30, 2002 options to purchase 17.5 and 57.1825 partner units, respectively, were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis represent 250,222 shares of Catalyst common stock at a strike price of $0.86 per share. 58,633 of these options became fully vested when Catalyst became subject to the periodic reporting under the Securities Exchange Act of 1934. Since that time, an additional 114,953 options have vested, including 38,318 options that vested January 9, 2005. As a result of Mr. Glover's cessation as an employee, officer and director of the Company, he had through May 23, 2005 to exercise such options. They were not exercised and therefore were forfeited. The remaining 76,636 unvested options of Mr. Glover terminated as of February 22, 2005.

Compensation of Directors

Each of our three outside directors, Kevin R. Keating, Mary Titus and Tracy Taylor, are to each receive $2,000 for each board meeting attended in person and $1,000 for each telephonic board meeting during fiscal year 2004. Members of our Board who serve on the audit committee shall receive an additional $2,000 per meeting for the first year of service and $1,000 per meeting for each year thereafter. The audit committee chairman will receive $4,000 for the first year of service and $2,000 for each year thereafter in addition to the audit committee meeting fees. In lieu of cash compensation for their services as board members and committee members, the board agreed to be compensated through the issuance of restricted shares of Catalyst common stock for their services provided through their attendance at the June 2004 board meeting. Mr. Keating received 5,594 shares of Common Stock, Ms. Titus received 10,490 shares and Mr. Taylor received 2,098 shares of Common Stock for the same time period. Mr. Depenbusch does not, and is not anticipated to, receive any additional compensation for serving on our Board or attending meetings. To date, other than reimbursement for out-of-pocket expenses, no Board of Directors' fees have been paid. However, the above-referenced shares of Common Stock were issued.

Whitco Company, LP is a limited partnership and has no directors. Whitco does have a general partner, Whitco Management, LLC, which is wholly owned by Catalyst. The general partner receives no additional compensation for serving in such capacity. Other than the compensation listed above to Dennis Depenbusch and tax distributions made to partners for their personal income tax liabilities, no additional compensation has been made to any partner.

Management's Statement as to Indemnification

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

Additionally, we agree to indemnify broker-dealers selling shares in this offering, if any, against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments they may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to such broker-dealers pursuant to the foregoing, and to our directors, officers or persons controlling us pursuant to the charter, as amended, and our Bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

                PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

Principal Stockholders

The table below sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus, including each person who is known by us to own beneficially more than 5% of our outstanding common stock, each of our officers and directors and all of our directors and officers as a group. The table is based on the 4,190,642 currently issued and outstanding shares of Common Stock and was increased for certain persons, as necessary, to reflect shares of Common Stock beneficially owned by that person which are issuable upon conversion or exercise of options or warrants held by that person. The table below does not include shares of Common Stock being registered hereunder for which the holder is not, as of the date hereof, deemed to be the beneficial owner. For example, Laurus is deemed to be the beneficial owner of 572,000 shares of Common Stock as of the date hereof, as 472,000 of the common stock purchase warrants issued to Laurus are exercisable any time from the date hereof through September 30, 2009 and the remaining 100,000 common stock purchase warrants issued to Laurus are exercisable any time through December 3, 2009. The shares of Common Stock underlying the Notes are not issuable until (a) money has been advanced pursuant to any of the Notes and (b) the shares of Common Stock underlying the Notes have been registered for re-sale or are exempt from the registration requirements.

                                      Amount and            Percentage
                                      Nature of             of Shares
                                      Beneficial            Beneficially
Name of Stockholder                   Ownership             Owned
--------------------                  ---------------       ----------------
Kevin R. Keating (1)                        102,261               2.44%
Dennis H. Depenbusch (2)                  1,610,974(3)           38.44%
Mary Titus (4)                               17,157                .41%
Tracy B. Taylor (5)                           8,765                .21%
Keating Securities, LLC                     270,000               6.44%
Larry Doskocil Trust (6)                    693,004              16.53%
Celestine Depenbusch (7)                    472,048              11.26%
James "Kip" Pritchard (8)                   350,125               8.35%
Laurus Master Fund, Ltd.                    822,000 (9)          19.61%

All executive officers and
directors as a group                      1,739,157              41.50%

------------------------

(1)   Mr. Keating is a member of our Board of Directors.

(2) Mr. Depenbusch is our Chief Executive Officer, President, Secretary and Chairman of our Board of Directors. At a meeting of our Board of Directors on February 28, 2005, Dennis H. Depenbusch, currently our Chairman, Chief Executive Officer and Secretary, was unanimously elected President of the Company.

(3) Represents 3,350 shares of common stock owned by Mr. Depenbusch and 1,607,624 shares owned by the Dennis H. Depenbusch Revocable Trust, an entity of which Mr. Depenbusch is a co-trustee.

(4)   Ms. Titus is a member of our Board of Directors.

(5)   Mr. Taylor is a member of our Board of Directors.

(6)   Larry Doskocil is the sole trustee of the Larry Doskocil Trust.

(7) Celestine Depenbusch is the mother of Dennis H. Depenbusch. Mr. Depenbusch exercises no voting or other control over Celestine Depenbusch's shares.

(8) Represents 350,125 shares of common stock issuable upon exercise of currently vested options granted to Mr. Pritchard.

(9) Represents 572,000 common stock purchase warrants issued to Laurus and 250,000 shares of Common Stock granted to Laurus as compensation for the early release of funds set aside pursuant to the Notes, as more fully described herein.. Does not include any shares of Common Stock underlying any of the Notes (as defined and described elsewhere herein) issued in favor of Laurus.

                              SELLING SHAREHOLDERS

This prospectus relates to the sale of shares of our Common Stock by Laurus and other shareholders. The shares offered by this prospectus include shares owned by Laurus and other shareholders. The shares were issued for services rendered and in private offerings for cash.

We will not receive any proceeds from the sale of the shares by Laurus or the other selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered hereby are being paid by Catalyst. Laurus will pay all other costs of the sale of the shares offered by it.

The following table identifies the selling shareholders and the shares that are being offered for sale by the selling shareholders.

-----------------------------------------------------------------------------------------------
        Name          Shares          Shares      Shares to be        Share           Share
                       Owned         Issuable     Sold in this      Ownership       Ownership
                                     Upon the       Offering          After           After
                                    Exercise of                     Offering -    Offering - %
                                      Notes,                        Number of       of Class
                                    Options or                        Shares
                                     Warrants
-----------------------------------------------------------------------------------------------
Laurus Master Fund,   0               4,155,334(2)   1,583,334(3)    0               0
Ltd. (1)
-----------------------------------------------------------------------------------------------
Technical Change      0               0              57,693(4)       0               0
Associates, Inc.
-----------------------------------------------------------------------------------------------
Garish Financial,     0               0              20,000(5)       0               0
Inc.
-----------------------------------------------------------------------------------------------

(1) Laurus  Capital  Management,  LLC is the entity  that  exercises  voting and investment power on behalf of Laurus Master Fund, Ltd. David Grin and Eugene Grin are the natural persons who exercise voting power and investment control over Laurus Capital Management, LLC. Each has the authority to act independently.

(2) Represents (a) all shares of Common Stock issuable to Laurus pursuant to the Term Note, as described herein (b) 3,333,334, the maximum number of shares of common stock underlying a Minimum Borrowing Note and a Revolving Note, in the maximum aggregate amount of $3,000,000, all of which are held by Laurus Master Fund, Ltd. ("Laurus") and all of which are convertible into shares of Registrant's common stock at a fixed conversion price of $1.50 per share, plus
(c) an additional 250,000 shares of common stock that may be issuable to Laurus pursuant to anti-dilution rights contained in these Notes and Warrants, and (d) 572,000 shares of common stock underlying the Warrants.

(3) Represents shares underlying the Term Note and 250,000 shares of Common Stock granted to Laurus as compensation for the early release of funds set aside pursuant to the Notes, as more fully described herein.

(4) Represents shares issued to TCA, in lieu of cash, for consulting services provided in connection with the Company's manufacturing business.

(5) Represents shares issued to Garish in connection with financial consulting provided to the Company.

With respect to shares of Common Stock currently held by Laurus hereunder, we will not receive any proceeds from the sales of such Common Stock.

We currently have 864,099 outstanding warrants. We do not anticipate any of these warrants will be exercised in the near term, as the current market price is below their exercise price. Additionally, all the warrants contain a cashless exercise feature, allowing holders to pay the exercise price of their warrant using a portion of the Common Stock issuable upon exercise of such warrant. Accordingly, it is possible we could receive no cash proceeds from the exercise of the warrants. Should all the warrants be exercised for cash, which we believe is highly unlikely, the Company would receive $2,508,184.50 in gross proceeds. We anticipate any cash proceeds received would be used to pay down the AR Notes held by Laurus, which bear interest at the prime rate, plus 2%, and mature on September 30, 2007. The SPA contains restrictions for so long as at least 25% of the Term Note is still outstanding. During such time, Catalyst is prohibited from, among other things, (i) declaring or paying any dividends, (ii) issuing any preferred stock that is mandatorily redeemable prior to payment in full of all indebtedness and liabilities of the Company to Laurus, (iii) redeeming any of its preferred stock or other equity interests, (iv) liquidating, dissolving or effecting a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity unless the Company is the surviving entity) and (v) materially altering or changing the scope of the business of the Company.

Manner of Sale

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; or

      o     any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.
Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders may also transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

Catalyst  has  advised  the  selling   shareholders  that  in  the  event  of  a
"distribution" of the shares owned by the selling shareholders, such selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". Catalyst has also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

General

We have authorized 40,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, whose rights and designation(s) have not yet been established. We have 4,190,642 shares of Common Stock outstanding as of the date of this prospectus. We currently have no outstanding shares of preferred stock.

Common Stock

Each share of Common Stock entitles its holder to one vote upon all matters on which holders of Common Stock are entitled to vote under applicable law or otherwise. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding Common Stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of Common Stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued.

Preferred Stock

Our Board is authorized by our certificate of incorporation to designate and issue up to 10,000,000 shares of one or more series of preferred stock. No shares of preferred stock have been authorized or designated for future issuance by our Board as of the date of this prospectus. We have no present plans to issue any such shares.

In the event our Board authorizes, designates and issues shares of preferred stock, it may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, our Board may determine the voting rights, if any, of the series of preferred stock being issued, which could include the right to vote separately or as a single class with our Common Stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by our Common Stock or other series of preferred stock; and to vote on certain specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of preferred stock may be entitled to receive preferential cash distributions fixed by our board before the holders of our Common Stock are entitled to receive anything. Preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

The issuance of preferred stock by our board of directors could adversely affect the rights of holders of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of Catalyst through the acquisition of shares of Common Stock, even if a change in control were in our stockholders' interest.

We will not offer, sell or issue shares of any class of our preferred stock to any of our directors or executive officers, nor any affiliate of such persons, except:

      o     if the offer, sale or issuance is on the same terms as we offer such
            securities   to  all   other   existing   stockholders   or  to  new
            stockholders, or

      o if the offer, sale or issuance is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our or other independent counsel.

The only convertible debentures we have are those granted to Laurus, as described elsewhere herein. As of August 23, 2005, we had outstanding 864,099 warrants outstanding to purchase an aggregate of 864,099 shares of common stock at a weighted average exercise price of $2.90 per share and incentive options to purchase 495,131 shares of common stock, with 468,498 of such options currently vested. Since September 30, 2004, we have issued (1) to Laurus an additional Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share, (2) to the purchaser of units in our offering, 33,333 warrants to purchase Common Stock through December 10, 2009 at a price of $3.00 per share and (3) a total of 86,666 warrants to The Seidler Companies, Inc., to purchase up to 86,666 shares of Common Stock, exercisable at $3.00 per share, 83,333 of which are exercisable through September 30, 2009 and the remainder of which are exercisable through December 10, 2009. See "Subsequent Events." Additionally, our option plan reserves an additional 1,004,869 shares for future issuance.

Transfer Agent

Corporate Stock Transfer of Denver, Colorado is the transfer agent for the Common Stock.

                                LEGAL PROCEEDINGS

During the year ended September 30, 2004, there were three legal proceedings to which we became a party or to which any of our assets or properties were subject.

On April 28, 2004, FWT, Inc. sued the Company for breach of contract and attorney's fees. The lawsuit relates to an unpaid purchase order in the amount of $30,609.00 which is disputed by the Company. The Company filed an answer on June 8, 2004 and in addition to denying liability to FWT, the Company asserted claims for breach of contract and negligence against a third party, Double R Transport and Farms, Inc. ("Double R"). The Company has reached an agreement in principle to settle its claims against Double R and it intends to vigorously defend itself against FWT's claims.

The second matter was an Application for Mechanic's and Materialman's Lien; Demand for Payment; Notice of Mechanic's and Materialman's Lien and Demand for Payment filed in the Circuit Court of the Third Circuit, State of Hawaii filed June 4, 2004 (the "Application"). This application was filed by GE Sports Lighting Systems, LLP ("GE") against Whitco and Kamehameha Schools/Bernice Pauahi Bishop Estate (the "Estate"), Hawaiian Dredging/Kajima and Does 1-50. GE is a contractor of a project to build sports complexes at two different schools on property owned by the Estate and hired us to provide lighting poles for the project. GE claims it is owed $313,385. Although it is not expressly stated in the Application, based on subsequent discussions with all parties, it appears the Estate withheld payment from GE due to the installation of the lighting poles using bolts that were different from those originally ordered. We proposed a fix which was approved in writing by both GE and the Estate. We then implemented this fix and have received verbal approval of such fix from all parties, including an independent architect hired by the Estate. We received a Notice of Dismissal on this matter, dated February 16, 2005, as GE dismissed the Application, stating there were no remaining issues.

On September 27, 2004, the Trustee for the Warren Electric Group, Ltd. bankruptcy estate sued the Company for recovery of $17,250.00 allegedly paid to the Company in the 90 days prior to Warren Electric's bankruptcy. The Company reached a settlement on December 20, 2004 by which we paid the Warren Liquidating Trust $8,625 and the suit was dismissed.

                                     EXPERTS

Our audited financial statements as of September 30, 2004, and for the years ended September 30, 2004 and 2003, included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Hein & Associates LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

                                 INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

Additionally, we agree to indemnify broker-dealers selling shares in this offering, if any, against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments they may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to such broker-dealers pursuant to the foregoing, and to our directors, officers or persons controlling us pursuant to the charter, as amended, and our Bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the securities sold in our IPO, and a reconfirmation prospectus on Form SB-2 with respect to the consummation of the transaction with Whitco. We have filed with the SEC periodoc reports for the periods beginning September 30, 2003. We have also filed this registration statement and prospectus on Form SB-2. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits filed with it. For further information with respect to us and the securities sold in our initial public offering, reference is made to the registration statement and to the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts, agreements and other documents filed as exhibits to the registration statement or filed in out Form 10-KSB filed for our fiscal year ended September 30, 2003, and these statements are deemed qualified in their entirety by reference to the contract or document.

You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, registration statements and other filings with the SEC are publicly available through its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system, located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the EDGAR system.

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we have and will continue to file reports, proxy statements and other information with the SEC. We furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm .......................................................................54

Consolidated Balance Sheet - as of September 30, 2004 .........................................................................55

Consolidated Statements of Operations - For the Years Ended September 30, 2004 and 2003 .......................................56

Consolidated Statements of Changes in Stockholders' Equity - For the Years Ended September 30, 2004 and 2003 ..................57

Consolidated Statements of Cash Flows - For the Years Ended September 30, 2004 and 2003 .......................................58

Notes to Consolidated Financial Statements ....................................................................................59

Unaudited Condensed Consolidated Balance Sheet - For the quarter ended June 30, 2005 ..........................................72

Unaudited  Condensed  Consolidated  Statements of Operations - For the three and nine months ended June 30, 2005 and 2004 .....73

Condensed Consolidated Statements of Cash Flows - For the nine months ended June 30, 2005 and 2004 ............................74

Notes to Consolidated Financial Statements ....................................................................................75

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Catalyst Lighting Group, Inc.
Ft. Worth, Texas

We have audited the accompanying consolidated balance sheet of Catalyst Lighting Group, Inc. and Subsidiary as of September 30, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Catalyst Lighting Group, Inc. and Subsidiary as of September 30, 2004 and 2003 and the results of their operations and their cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

HEIN & ASSOCIATES LLP

Denver, Colorado
November 5, 2004, except for
the first paragraph of Note 10,
for which the date is December 3, 2004.

                          CATALYST LIGHTING GROUP, INC.
                           CONSOLIDATED BALANCE SHEET
                            As of September 30, 2004

                                                                                     SEPTEMBER 30,
                                                                                          2004
                                                                                     ------------
                                          ASSETS
CURRENT ASSETS:
    Cash                                                                             $    501,429
    Trade receivables, less allowance for doubtful accounts of $42,822                  2,676,504
    Inventories, net of reserve of $18,343                                              1,739,803
    Prepaid expenses and other                                                             56,301
                                                                                     ------------
         Total current assets                                                           4,974,037

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $95,653                        163,138

OTHER ASSETS:
    Goodwill                                                                            2,971,362
    Restricted cash                                                                     1,927,990
    Deferred financing cost                                                               401,306
    Other                                                                                  15,793
                                                                                     ------------
         Total other assets                                                             5,316,451
                                                                                     ------------

TOTAL ASSETS                                                                         $ 10,453,626
                                                                                     ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Revolving note payable                                                           $  2,570,457
    Current maturities of long-term debt:
        Related party                                                                     250,000
        Other                                                                           1,112,289
    Accounts payable                                                                    2,831,513
    Accrued commissions                                                                   314,879
    Other accrued liabilities                                                             335,087
                                                                                     ------------

         Total current liabilities                                                      7,414,225
                                                                                     ------------

LONG-TERM DEBT, less current maturities:
    Related party                                                                          50,000
    Other                                                                               1,863,639
                                                                                     ------------
         Total long-term debt                                                           1,913,639

COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS' EQUITY:
    Preferred stock - $.01 par value;  authorized 10,000,000 shares, none issued               --
    Common stock - $.01 par value; authorized 40,000,000 shares,
       3,756,051 and 3,391,368 shares issued and outstanding, respectively                 37,561
    Additional paid-in capital                                                          3,143,757
    Accumulated deficit                                                                (2,055,556)
                                                                                     ------------
         Total stockholders' equity                                                     1,125,762
                                                                                     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 10,453,626
                                                                                     ============

        See accompanying notes to these consolidated financial statements

                          CATALYST LIGHTING GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the years ended September 30, 2004 and 2003

                                                               FOR THE YEARS ENDED SEPTEMBER 30,
                                                                ------------------------------
                                                                    2004              2003
                                                                ------------      ------------
NET SALES                                                       $ 16,358,303      $ 15,758,570
COST OF SALES                                                     11,695,063        10,834,944
                                                                ------------      ------------

GROSS PROFIT ON SALES                                              4,663,240         4,923,626
GENERAL, SELLING AND ADMINISTRATIVE EXPENSES:
    General, selling and administrative expenses                   5,895,194         4,795,679
    Research and development                                              --           138,863
                                                                ------------      ------------
         Total general, selling and administrative expenses        5,895,194         4,934,542
                                                                ------------      ------------

LOSS FROM OPERATIONS                                              (1,231,954)          (10,916)

OTHER EXPENSE:
    Reverse merger costs                                                  --           606,621
    Interest expense                                                 361,719           326,844
                                                                ------------      ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                            (1,593,673)         (944,381)

PROVISION FOR (BENEFIT FROM) INCOME TAXES                            (61,134)           61,134
                                                                ------------      ------------

NET LOSS                                                        $ (1,532,539)     $ (1,005,515)
                                                                ------------      ------------

PRO FORMA INCOME TAX AND NET LOSS:
    Net loss before pro forma income taxes                      $ (1,532,539)     $ (1,005,515)
    Pro forma income tax expense (benefit) (unaudited)                    --          (214,000)
                                                                ------------      ------------

PRO FORMA NET LOSS (unaudited)                                  $ (1,532,539)     $   (791,515)
                                                                ============      ============

NET LOSS PER COMMON SHARE:
    Basic                                                       $       (.43)     $       (.34)
                                                                ============      ============
    Diluted                                                     $       (.43)     $       (.34)
                                                                ============      ============

PRO FORMA NET LOSS PER COMMON SHARE (unaudited):
    Basic                                                       $       (.43)     $       (.27)
                                                                ============      ============
    Diluted                                                     $       (.43)     $       (.27)
                                                                ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic                                                       $  3,523,309      $  2,971,242
                                                                ============      ============
    Diluted                                                     $  3,523,309      $  2,971,242
                                                                ============      ============

        See accompanying notes to these consolidated financial statements

                          CATALYST LIGHTING GROUP, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 For the years ended September 30, 2004 and 2003

                                                                COMMON STOCK           ADDITIONAL                       STOCK-
                                                           -------------------------     PAID-IN      ACCUMULATED      HOLDERS'
                                                              SHARES        AMOUNT       CAPITAL        DEFICIT         EQUITY
                                                           -----------   -----------   -----------    -----------    -----------
BALANCE, October 1, 2002                                     2,800,995   $    28,010   $   626,990    $   482,498    $ 1,137,498

    Issuance of shares in reverse merger                       200,000         2,000        (1,200)            --            800
    Common stock issued for services                           200,000         2,000       386,000             --        388,000
    Retirement of long term debt by conversion to
       equity interest                                         190,373         1,904       373,096             --        375,000
    Warrants issued as consideration for debt                       --            --        70,098             --         70,098
    Net loss                                                        --            --            --     (1,005,515)    (1,005,515)
                                                           -----------   -----------   -----------    -----------    -----------

BALANCE, September 30, 2003                                  3,391,368   $    33,914   $ 1,454,984    $  (523,017)   $   965,881

    Common stock issued, net of offering cost of $70,904       255,501         2,555       565,293             --        567,848
    Common stock issued for services                           109,182         1,092       310,077             --        311,169
    Warrants  and beneficial conversion feature in
       association with debt                                        --            --       813,403             --        813,403
    Net loss                                                        --            --            --     (1,532,539)    (1,532,539)
                                                           -----------   -----------   -----------    -----------    -----------

BALANCE, September 30, 2004                                  3,756,051   $    37,561   $ 3,143,757    $(2,055,556)   $ 1,125,762
                                                           ===========   ===========   ===========    ===========    ===========

        See accompanying notes to these consolidated financial statements

                          CATALYST LIGHTING GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the years ended September 30, 2004 and 2003

                                                                        YEAR ENDED      YEAR ENDED
                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                          2004             2003
                                                                       -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                            $(1,532,539)     $(1,005,515)
   Adjustments to reconcile net income (loss) to net cash
      used in operating activities:
         Amortization of debt discount                                      35,449           35,449
         Provision for doubtful accounts                                    87,189               --
         Loss on sale of property and equipment                                 --           17,768
         Depreciation and amortization                                      37,759           29,648
         Common stock issuance for services                                311,169          388,000
         Deferred Taxes                                                    (61,134)          61,134
         Change in operating assets and liabilities:
            Trade receivables, related and other                           709,082       (1,192,666)
            Inventories                                                   (428,674)        (459,097)
            Prepaid expenses and other                                      20,894          (29,473)
            Other assets                                                        --            2,018
            Accounts payable                                               383,759        1,151,820
            Other accrued liabilities                                     (156,968)         103,393
                                                                       -----------      -----------
      Net cash provided by (used in) operating activities                 (594,014)        (897,521)
                                                                       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash assumed in acquisition                                                  --           45,000
   Purchase of property and equipment                                      (85,700)         (28,740)
   Restricted cash                                                      (1,927,990)              --
                                                                       -----------      -----------
      Net cash used in investing activities                             (2,013,690)          16,260
                                                                       -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase (decrease) in due on demand revolving note payable         259,091          985,497
   Proceeds from issuance of long-term debt                              1,928,000               --
   Proceeds from long-term revolving payable                               408,887               --
   Payments on notes payable                                              (151,283)          (7,645)
   Common stock issuance                                                   567,849               --
                                                                       -----------      -----------
      Net cash provided by financing activities                          3,012,544          977,852
                                                                       -----------      -----------

NET CHANGE IN CASH                                                         404,839           96,591
CASH, at beginning of period                                                96,591               --
                                                                       -----------      -----------
CASH, at end of period                                                 $   501,430      $    96,591
                                                                       ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                              $   298,071      $   326,020
                                                                       ===========      ===========
SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
   Conversion of long-term debt to equity interest                     $        --      $   375,000
                                                                       ===========      ===========
   Issuance of common stock for acquisition                            $        --      $       800
                                                                       ===========      ===========
   Warrants issued in association with debt                            $   813,403      $        --
                                                                       ===========      ===========
   Payoff of revolving note payable through issuance of debt           $ 3,930,427      $        --
                                                                       ===========      ===========

        See accompanying notes to these consolidated financial statements

1.    SUMMARY OF ACCOUNTING POLICIES:

      Nature of Operations - Catalyst Lighting Group, Inc., located in Fort Worth, Texas, sells sports and area lighting poles to distributors throughout the United States of America. See Note 2 for a description of a merger between Catalyst Lighting Group, Inc. and Whitco Company, LLP (Whitco LLP) during fiscal 2003. (Whitco LLP, prior to the merger with Catalyst Lighting Group, Inc. in August 2003 and Catalyst Lighting Group, Inc. after the merger are referred to herein as the Company.)

      Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Whitco Company, L.P. ("Whitco"). All significant intercompany accounts and transactions have been eliminated in consolidation.

      Liquidity and Basis of Presentation - At September 30, 2004, working capital deficit was $2,440,188. The Company also incurred a net loss for fiscal 2004 of $1,532,539.

      On September 30, 2004, the company entered into a financing arrangement with an entity (the "entity") which included (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), (the "Term Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000). See Note 4 for terms.

      The Company also sought additional equity through a private placement offering of units at $1.50 per unit, each unit consisting of one share of common stock and one five year warrant to purchase one share of common stock for $3.00; however, no funds were raised in such offering. See "Subsequent Events" below. The Company is also seeking to increase both cash flow and profitability by growing sales internally as well as through acquisitions. If the Company does not raise additional equity capital sufficient to provide for positive working capital and is unable to return in the near term to profitability, it may be required to curtail future operations and/or liquidate assets or enter into credit arrangements on less than favorable terms than would normally be expected, to provide for future liquidity.

      Inventories - Inventories are stated at the lower of cost or market, determined under the first-in, first-out method.

      Cost of Sales - Cost of sales consists of the actual cost of purchased parts, manufacturing labor and overhead, related in-bound shipping charges and out-bound freight costs.

      Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization of property and equipment is provided using the straight-line method over the following estimated useful lives of 5 to 7 years.

      Depreciation expense for the years ended September 30, 2004 and 2003 was $37,759 and $29,650, respectively. Maintenance, repairs and renewals which neither materially add to the value of property and equipment nor appreciably prolong its life are charged to operations as incurred. Gains or losses on disposals of property and equipment are included in income.

      Impairment of Long-Lived Assets - Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value.

      Goodwill - Beginning January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. The Company tests goodwill for impairment annually (in the fourth quarter) or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairment of goodwill will be recognized in operating results in the period it is identified.

      The Company completed the goodwill impairment test required by SFAS 142 as of September 30, 2004 and no impairment was identified. In completing this assessment, the Company compared the estimated fair value to the current carrying value of goodwill. The fair value was derived using an income based analysis using an average EBIT (earnings before interest and taxes) for the three fiscal years preceding 2004 as a more representative measure of normal earnings power which excludes non-recurring expenses associated with going public.

      Income Taxes - The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. State minimum taxes are expensed as incurred. Prior to the reverse merger between Catalyst Lighting Group, Inc. (formerly Wentworth III, Inc.) and Whitco Company, LP (see Note 2), income taxes related to Whitco Company, LLP were generally the responsibility of the members. The Company has included unaudited estimated pro forma taxes as if Whitco LLP was a C-corporation prior to its merger with Wentworth III and the resulting pro forma net income (loss) in the statements of operations.

      Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company grants credit to distributors of sports and area lighting poles located throughout the United States of America.

      Receivables and Credit Policies - Trade receivables consist of uncollateralized customer obligations due under normal trade terms requiring payment within 30 days of the invoice date, with the exception of certain OEM customers who mandate extended terms. Past due receivables do not bear interest. Payments on trade receivables are applied to the earliest unpaid invoices. Management reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectable.

      Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Cash Equivalents and Restricted Cash - For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2004 and 2003. Restricted cash represents the proceeds for a debt financing, which are limited to use in an acquisition, joint venture, or capital transaction (see Note 4).

      Fair Value of Financial Instruments - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of the accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short-term maturities of these instruments. The carrying value of the debt approximates fair value due to its issuance at the end of the fiscal year.

      Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), as amended by SAB 101A and 101B. SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Company product is made to customer or industry specifications at an agreed upon price as typically specified in the customer purchase order. Title passes to the customer at the point of shipment along with all the risks and rewards of ownership. Customers receive a one-year product warranty for defects in materials and workmanship providing repair or replacement or refund of purchase price. The Company provides an accrual as a reserve for potential warranty costs, which historically have not been significant.

      Research and Development - The costs associated with research and development for new products and significant product improvements are expensed as incurred. The Company had $0 and $138,863 in research and development costs for the years ended September 30, 2004 and 2003, respectively, primarily for further development of Whitco's sports lighting product offering.

      Stock-Based Compensation - The Company accounts for stock-based compensation for employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for options granted to employees is measured as the excess, if any, of the market price of the Company's common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the common stock.

      In October 1995, the Financial Accounting Standards Board issued a new statement titled Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 requires that options, warrants, and similar instruments which are granted to non-employees for goods and services be recorded at fair value on the grant date. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for stock-based compensation for employees but is subject to the pro forma disclosure requirements.

      SFAS No. 123 requires the Company to provide pro forma information regarding net income as if compensation costs for the Company's option plans and other awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                             September 30,       September 30,
                                                 2004                2003
                                             -------------       -------------

            Dividend yield                        0%                  0%
            Volatility**                        34.47%                0%
            Risk free interest rate              4.74%               3.83%
            Expected life                      10 years            10 years


            ** Volatility is assumed to be 0% for options issued to employees prior to the Company going public in a reverse merger (see
                  Note 2)

      The total fair value of options granted was computed to be approximately $48,300 for the year ended September 30, 2004. These amounts are amortized ratably over the vesting periods of the options or recognized at the date of grant if no vesting period is required. Pro forma stock-based compensation was $21,467 for the year ended September 30, 2004.

      If the Company had accounted for its stock-based compensation plans in accordance with SFAS No. 123, the Company's net loss and net loss per common share would have been reported as follows:

                                                              Year Ended
                                                         September 30, 2004
                                                            -------------

      Net loss, as reported                                 $  (1,532,539)
      Stock based compensation included in net income                  --
      Fair value of stock based compensation                      (21,467)
                                                            -------------
      Pro forma net loss                                    $  (1,554,006)
                                                            =============

      Net loss per common share, basic:
          As reported                                       $       (0.43)
          Stock based compensation included in net income              --
          Fair value of stock based compensation                    (0.01)
                                                            -------------
          Pro forma net loss per common share               $       (0.44)
                                                            =============

      Net loss per common share, diluted:
          As reported                                       $       (0.43)
          Stock based compensation included in net income              --
          Fair value of stock based compensation                    (0.01)
                                                            -------------
          Pro forma net loss per common share               $       (0.44)
                                                            =============

      For the fiscal year ended September 30, 2003 there was no differences between net loss and pro forma net loss under the accounting provisions of SFAS No. 123.

      Net Income (Loss) Per Share - Basic earnings per share (EPS) is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

      Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. During the periods presented, the Company's comprehensive loss was the same as its net loss.

2.    REVERSE MERGER WITH WHITCO LLP:

      Effective August 27, 2003, Wentworth III merged with Whitco LP, a privately held Texas-based manufacturer and marketer of steel outdoor lighting pole structures. Whitco LP (as successor in interest toWhitco Company LLP) completed the merger to become a publicly reporting entity to pursue acquisitions and other strategic opportunities as well as raise capital from the public markets. Whitco LP's management and board assumed significant majority control of Wentworth III through a merger structure whereby Whitco LP became a wholly-owned subsidiary of Wentworth III, Inc. Subsequent to the merger, Wentworth III changed its name to Catalyst Lighting Group, Inc. For financial statement purposes, this transaction has been treated as a reverse merger, whereby Whitco LP is considered the acquiring company. 200,000 shares of the Company's common stock were effectively issued to the shareholders of Wentworth III in the merger. The ownership units of Whitco LP outstanding prior to the merger have been converted to common stock and treated as outstanding as of the beginning of the periods presented. The results of operations of Catalyst Lighting Group, Inc. are included in the Consolidated Statements of Operations for the period from August 28, 2003 to September 30, 2003.

      As a result of the reverse merger with a shell company, the value assigned to the assets and liabilities was their fair value, which approximated its historical basis. The following table summarizes the values of the tangible assets and liabilities assumed at August 27, 2003, the date of acquisition:

            Cash                                           $ 45,000
            Current liabilities                             (45,000)
                                                           --------

            Net assets acquired                            $     --
                                                           ========

      Keating Investments, LLC ("KI") is a Colorado state registered investment advisor and owns 89% of Keating Securities, LLC ("KS"), a registered broker-dealer. In connection with the reverse merger, KS received an investment banking fee, part of which has been paid through the issuance of 200,000 shares of the Company's common stock. The son of a shareholder and director of the Company is the Managing Member of, and holds a 60% interest in KI. KI has been engaged by and is representing the Company as its investment banker.

      Pro Forma Combined Results of Operations - The following pro forma combined results of operations for the year ended September 30, 2003 have been prepared as though the reverse merger with Whitco LLP had occurred as of the beginning of the periods presented. This pro forma financial information does not purport to be indicative of the results of operations that would have been attained had the acquisitions been made as of October 1, 2002 or of results of operations that may occur in the future:

            -----------------------------------------------------------------------------------
                                                                                 For the Year
                                                                               Ended September
                                                                                   30, 2003
            -----------------------------------------------------------------------------------
                                                                                  (unaudited)
            -----------------------------------------------------------------------------------
            Net sales                                                             $ 15,758,571
            -----------------------------------------------------------------------------------
            Net income (loss) before pro forma income tax                           (1,027,962)
            -----------------------------------------------------------------------------------
            Net income (loss) after pro forma income tax                              (805,634)
            -----------------------------------------------------------------------------------
            Income  (loss)  per  share  (diluted)  before  pro forma income tax          (0.35)
            -----------------------------------------------------------------------------------

3.    INVENTORIES:

      Inventories are comprised of the following:

            ---------------------------------------------------------------
                                   September 30, 2004   September 30, 2003
            ---------------------------------------------------------------
            Raw materials              $ 1,267,100         $ 1,096,952
            Work in process                      0             238,098
            Finished goods                 491,046              40,778
                                       -----------         -----------
                                         1,758,146           1,375,828
            Less reserve                   (18,343)            (64,698)
                                       -----------         -----------

                                       $ 1,739,803         $ 1,311,130
                                       ===========         ===========
            ---------------------------------------------------------------

4.    NOTE PAYABLE AND LONG-TERM DEBT:

      Note  payable and long-term debt at year end consists of the following:

      ----------------------------------------------------------------------------------------------------
                                                                                             September 30,
                                                                                                 2004
                                                                                             -----------
      Noninterest-bearing note payable to an individual, discounted at 6.3%
      (unamortized discount of $13,102 at September 30, 2004), payable in annual installments of $217,851, The Company is delinquent on $142,851 of a payment
      that was due on June 30, 2004 (a)                                                      $   347,599

      Noninterest-bearing note payable to an individual, discounted at 6.22%
      (unamortized discount of $1,688 at September 30, 2004), payable in monthly
      installments of $7,375 (a)                                                                  64,690

      Note payable to an entity, principal due July 31, 2005, interest payable monthly
      at a fixed rate of 15% (b)                                                                 700,000

      Subordinated note payable to a former owner of Whitco LLP, due April 30, 2007,
      rate 15%, unsecured                                                                        150,000

      Note payable to an entity related to a stockholder, principal and 10% interest
      due on December 31, 2004 (c)                                                               250,000

      Subordinated note payable to a stockholder, due April 30, 2007, rate 15%,
      unsecured                                                                                   50,000

      Convertible term note to an entity, principal due September 30, 2007, (original
      and unamortized discount of $286,361 at September 30, 2004) (d)                          1,713,639
                                                                                             -----------
      Convertible revolving note to an entity, principal due September 30, 2007,
      discounted (original and unamortized discount of $429,543 at September 30, 2004)(d)      2,570,457
                                                                                             ===========
                                                                                               5,846,385
      Less current maturities                                                                 (3,932,746)
                                                                                             ===========

                                                                                             $ 1,913,639
                                                                                             ===========
      ----------------------------------------------------------------------------------------------------

      (a) Notes are collateralized by all assets of the Company. The security interest in inventory and accounts receivable is subordinated to the revolving bank note and the security interest in all assets is subordinated to notes marked as (b).

      (b) Notes are collateralized by all assets of the Company but are subordinated to the revolving bank note.

      (c) On August 6, 2003, Whitco Company LLP received a bridge loan of $250,000 from Keating Reverse Merger Fund ("Lender"). In consideration for the note, the Company agreed to issue warrants for the purchase of up to 125,000 shares (the "Warrant Shares") of the common stock of the Company upon consummation of the Merger at a price of $2.00 per Warrant Share. On August 22, 2004, in consideration for extending the due date on the note to December 31, 2004, we issued an additional 40,000 warrants for purchase of our common stock at a price of $4.00 per share. The fair value of the warrants was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: common stock based on a market price of $2.85 per share, zero dividends, expected volatility of 34%, risk free interest rate of 3.42% and an expected life of 5 years. The warrants were valued at $27,693 and recorded as deferred financing. The agreement carries certain rights to repay the note early following any capital raised by the company. KI is the investment advisor and managing member of the Lender. Additionally, the KI Principal is an investor in the Lender.

      (d) On September 30, 2004, the Company entered into the financing arrangement with Laurus which included (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), (the "Term Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000). In connection with the Term Note and AR Notes, the Company issued to Laurus a Common Stock Purchase Warrant for the purchase of up to 472,000 shares of our common stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant"). On December 3, 2004, the terms of the Term Note and AR Notes were amended such that Catalyst received an advance on $600,000 of the funds covered by the Term Note in exchange for lowering the fixed conversion price of the Term Note and AR Notes from $2.66 per share to $1.50 per share. Additionally, Laurus also acquired an additional Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share.

            The fair value of the warrants issued September 30, 2004 was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: common stock based on a market price of $2.65 per share, zero dividends, expected volatility of 34%, risk free interest rate of 3.42% and an expected life of 5 years. The warrants were valued at $396,480 which resulted in a relative fair value of $367,351 and also resulted in a beneficial conversion feature of $348,554. The total discount of $715,904 was allocated to the Term Note and the AR Notes proportionately based on the loan size and will be amortized over the life of the loans.

            The Term Note and AR Notes  (collectively,  the  "Notes")  mature on
            September 30, 2007 and are collateralized by a first priority lien on inventory, accounts receivable, raw materials and all of its ownership interests in Whitco. The Notes accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%), but shall in no event be less than six percent (6%) per annum. The Company also granted registration rights with respect to all shares of Common Stock underlying the Notes and Warrant.

            The Term Note was placed into an escrow account solely controlled by the Entity (the "Escrow Account"). The Company may request that the Entity release all or any portion of the amounts contained in the Escrow Account following, or in connection with, the consummation of an acquisition, joint venture or capital investment (a "Transaction") by the Company. Such a release is subject to the Entity's evaluation of all factors it considers, in its sole discretion, relevant at the time of such requested release. The Entity is under no obligation to release any amounts and the release of such amounts is in the Entity's sole and absolute discretion.

      Aggregate annual maturities of long-term debt at September 30, 2004, not including the related discounts, are as follows:

            ------------------------------------------------------------
            2005                                             $4,377,078
            2006                                                     --
            2007                                              2,200,000
                                                             ==========

                                                             $6,577,078
                                                             ==========
            ------------------------------------------------------------

      During the years ended September 30, 2004 and 2003, the Company had $36,531 and $33,416, respectively, of accrued interest expense on notes due to related parties.

5.    MAJOR CUSTOMERS, MAJOR SALES AGENCIES AND SIGNIFICANT CONCENTRATIONS:

      During the years ended September 30, 2004 and 2003, one customer accounted for more than 10% of the Company's sales, totaling 11% and 14%, respectively. The Company grants lighting agencies the exclusive right to sell the Company's products in given geographical locations. No individual lighting agency accounted for more than 10% of the Company's sales for the fiscal year ended September 30, 2004 and 2003.

      During the years ended September 30, 2004 and 2003, 54% and 70% of the Company's material and assembly purchases of lighting poles were from two vendors. Although there are multiple vendors with which the Company could enter into agreements, the deterioration or cessation of either relationship could have a material adverse effect, at least temporarily, on the Company as it attempts to negotiate agreements with other manufactures of lighting poles. Accounts payable to these two vendors were $710,016 and $1,060,484 as of September 30, 2004 and 2003, respectively.

6.    STOCKHOLDERS' EQUITY:

      Equity Transactions - The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of stock. They are divided into 10,000,000 shares of preferred stock and 40,000,000 shares of common stock. At September 30, 2004, none of the preferred stock has been issued. However, such preferred shares may later be issued in such series with whatever preferences as may be determined by the Board of Directors.

      See Notes 2 and 4 for additional equity transactions.

      Option Plans - In June 2000, the Company began issuing options for the purchase of common stock to certain key employees. Due to the reverse merger with Wentworth III, all options previously reported in units have been converted into options for the purchase of common stock. Approximately 843,632 options have been issued through September 30, 2003 and there remains 656,368 options that can be issued under the plan.

      Following is a summary of option activity:

                                                              Range of               Weighted
                                         Employee          Exercise Prices            Average
                                         Options      -------------------------      Exercise
                                       Outstanding       Low            High           Price
                                       ----------     ----------     ----------     ----------
      Balances, October 1, 2002           690,197     $      .30     $      .86     $      .58

          Granted                         118,435            .86            .86            .86
                                       ----------     ----------     ----------     ----------

      Balances, September 30, 2003        808,632     $      .30     $      .86     $      .62

          Granted                          35,000           2.50           2.50           2.50
                                       ----------     ----------     ----------     ----------

      Balances, September 30, 2004        843,632     $      .30     $     2.50     $      .70
                                       ==========     ==========     ==========     ==========

      Vested options                      630,519     $      .30     $     2.50     $      .58
                                       ==========     ==========     ==========     ==========

      If not previously exercised, options expire as follows:

                                                                    Weighted
                                                                     Average
             Year Ending                            Number of       Exercise
             September 30,                            Shares          Price
             -------------                          ---------       --------

                  2010                                423,836       $  .40
                  2011                                 75,386          .86
                  2012                                309,410          .86
                  2014                                 35,000         2.50
                                                    ---------
                                                      843,632
                                                    =========

      All options were granted at exercist 6 6 e prices that approximated market on the dates of the grant. The weighted average per share fair value of options granted during fiscal years 2004 and 2003 was $2.50 and $.86.

      Stock Purchase Warrants - The Company has granted warrants (see note 4), which are summarized as follows for the years ended September 30, 2004 and 2003:

                                                                 Weighted
                                                                  Average
                                                   Warrants      Exercise
                                                 Outstanding       Price
                                                 ------------   ------------

            Balances, October 1, 2002                      --   $         --

                Granted                               125,000           2.00
                Exercised                                  --             --
                                                 ------------   ------------

            Balances, September 30, 2003              125,000   $       2.00

                Granted                               519,100           3.08
                Exercised                                  --             --
                                                 ------------   ------------

            Balances, September 30, 2004              644,100   $       2.87
                                                 ============   ============

7.    RELATED PARTY TRANSACTIONS:

      During the years ended September 30, 2004 and 2003, the Company paid $7,200 and $60,800, respectively, for accounting and administrative services to an entity related through common ownership through May 2002.

      During the years ended September 30, 2004 and 2003, the Company had sales of $209,805 and $423,760, respectively, to an entity whose principal owner is the brother of an employee of the Company. Accounts receivable from this related entity were $0 and $92,305 at September 30, 2004 and 2003.

      See Notes 2, 4 and 10 for other related party transactions.

8.    COMMITMENTS AND CONTINGENCIES:

      The Company leases a facility and equipment under operating leases expiring at various dates through fiscal year ended September 30, 2009.

      The future minimum payments required under these operating leases are as follows:

            Year Ending
            September 30,
            -------------

                 2005                             $  139,178
                 2006                                136,958
                 2007                                136,958
                 2008                                136,764
                 2009                                 21,964
                                                  ----------

                                                  $  571,822
                                                  ==========

      Rent expense for the years ended September 30, 2004 and 2003 was $103,090 and $46,882, respectively.

      During the year ended September 30, 2004, there were three legal proceedings to which we became a party or to which any of our assets or properties were subject. The Company does not believe the result of these proceedings will have a material impact on our financial statements.

9.    INCOME TAXES:

      The Company has a net operating loss carryforward of approximately $1,800,000 available to offset taxable income with portions beginning to expire in 2021. A portion of the net operating loss may be subject to
      Section 382 limitations.

      The components of the net deferred tax assets and liabilities as of September 30, 2004 are as follows:

            Deferred tax assets (liabilities):
               Current -
                  Allowance for bad debts                 $  16,000
                  Inventory reserve                           7,000
                  Warranty reserve                            8,000
                  Section 263A                                8,000
                  Accrued Commissions                        29,000

               Non-current -
                  Net operating loss carryforwards          647,000
                  Property and equipment                    (30,000)
                  Goodwill and intangibles                 (156,000)
                                                          ---------

            Net deferred tax assets                         529,000

               Less valuation allowance                    (529,000)
                                                          ---------

               Net deferred tax assets                    $      --
                                                          =========

      During the fourth quarter, the Company decided that it was more probable than not that the net deferred tax assets will not be realized in the future and recorded the valuation allowance. Thus, the valuation allowance increased from $0 at September 30, 2003 to $529,000 at September 30, 2004.

      The difference between income taxes and the provision for income taxes for the years ended September 30, 2004 and 2003 relates to the following:

                                                                               2004           2003
                                                                            ---------      ---------
            Benefit provision at federal statutory rate                     $(542,000)     $(321,000)
            State income tax benefit, net of Federal income tax benefit

                                                                              (49,000)       (30,000)
            Non-deductible legal fees associated with merger                       --        185,000
            Tax effects of Whitco LLP losses prior to merger                       --        161,000
            Other                                                               1,000         66,134
            Valuation allowance                                               529,000             --
                                                                            ---------      ---------

                                                                            $ (61,000)     $  61,134
                                                                            =========      =========

10.   SUBSEQUENT EVENTS:

      On December 3, 2004, the terms of the Notes with Laurus were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced pursuant to the Term Note in exchange for lowering the fixed conversion price of the Notes from $2.66 per share to $1.50 per share. Additionally, Laurus also acquired an additional Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share.

      On October 12, 2004, the Company commenced a private placement offering of up to 2,666,667 units at $1.50 per unit, each unit consisting of one share of Catalyst common stock and one five year warrant to purchase Catalyst common stock at an exercise price of $3.00 per share. This offering was extended through January 24, 2005, and closed on that date having sold $50,000 worth of units. The 33,333 shares of common stock issued and the 33,333 shares of common stock underlying the warrants issued, as well as the 3,333 shares of common stock underlying the warrant issued to the placement agent, were all registered on March 24, 2005.

      On April 18, 2005, Laurus agreed to the early release to the Company of $400,000 (less any accrued but unpaid interest) under the Term Note, and, in connection therewith, the Company to issued to Laurus 250,000 shares of Common Stock of the Company, all of which are being registered hereunder.

      On July 6, 2005, Laurus agreed to the early release to the Company of the final $1,000,000 held under the Term Note. After paying the pre-paid interest to Laurus, the Company received a total of $950,392.

                  CATALYST LIGHTING GROUP, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                         JUNE 30,        SEPTEMBER 30,
                                                                                           2005               2004
                                                                                       ------------      ------------
                                                                                        (Unaudited)           **
                                                                                       ------------      ------------
                                           ASSETS
CURRENT ASSETS:
    Cash                                                                               $    213,669      $    501,429
    Trade receivables, less allowance for doubtful accounts of $46,133 and $42,822        2,130,948         2,676,504
    Trade receivable - related party                                                         21,720
    Inventories, net of reserve of $113,016 and $18,343                                   1,543,355         1,739,803
    Prepaid expenses and other                                                                4,224            56,301
                                                                                       ------------      ------------
         Total current assets                                                             3,913,916         4,974,037

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $113,016 and $95,653             139,019           163,138

OTHER ASSETS:
    Goodwill, net of accumulated amortization of $330,151 and $330,151                    2,971,362         2,971,362
    Restricted Cash                                                                         950,932         1,927,990
    Deferred Financing Cost                                                                 340,454           401,306
    Other                                                                                    15,793            15,793
                                                                                       ------------      ------------
         Total other assets                                                               4,278,541         5,316,451
                                                                                       ------------      ------------

TOTAL ASSETS                                                                           $  8,331,476      $ 10,453,626
                                                                                       ============      ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Revolving note payable                                                             $  2,496,502      $  2,570,457
    Current maturities of long-term debt:
        Related party                                                                       250,000           250,000
        Convertible Note                                                                    438,674
        Other                                                                               977,599         1,112,289
    Accounts payable                                                                      1,955,454         2,831,513
    Accrued commissions                                                                     423,839           314,879
    Other accrued liabilities                                                               557,770           335,087
                                                                                       ------------      ------------

         Total current liabilities                                                        7,099,838         7,414,225
                                                                                       ------------      ------------

LONG-TERM DEBT, less current maturities:
    Related party                                                                           200,000           200,000
    Convertible note                                                                      1,234,605         1,713,639
                                                                                       ------------      ------------

         Total long-term debt                                                             1,434,605         1,913,639

STOCKHOLDERS' EQUITY:
    Preferred stock - $.01 par value;  authorized 10,000,000 shares, none issued
    Common stock - $.01 par value; authorized 40,000,000 shares,
       4,190,642 and 3,756,051 shares issued and outstanding, respectively                   41,907            37,561
    Additional paid-in capital                                                            3,817,479         3,143,757
    Accumulated deficit                                                                  (4,062,353)       (2,055,556)
                                                                                       ------------      ------------
         Total stockholders' equity (deficit)                                              (202,967)        1,125,762

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $  8,331,476      $ 10,453,626
                                                                                       ============      ============

** Derived from the Company's audited consolidated balance sheet at September 30, 2004

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements

                  CATALYST LIGHTING GROUP, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      FOR THE THREE MONTHS ENDED         FOR THE NINE MONTHS ENDED
                                                               JUNE 30,                           JUNE 30,
                                                   ------------------------------      ------------------------------
                                                        2005              2004              2005             2004
                                                   ------------      ------------      ------------      ------------
                                                    (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
NET SALES                                          $  3,266,155      $  4,275,000      $  9,859,432      $ 12,440,537
COST OF SALES                                         2,225,721         2,884,195         6,892,788         8,511,721
                                                   ------------      ------------      ------------      ------------

GROSS PROFIT ON SALES                                 1,040,434         1,390,805         2,966,644         3,928,816

GENERAL, SELLING AND ADMINISTRATIVE EXPENSES
                                                      1,203,801         1,456,853         3,971,459         4,372,896
                                                   ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS                                   (163,367)          (66,048)       (1,004,815)         (444,080)

OTHER EXPENSE:
    Interest expense                                    583,016            70,837         1,001,982           252,900
                                                   ------------      ------------      ------------      ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                 (746,383)         (136,885)       (2,006,797)         (696,980)

BENEFIT FROM INCOME TAXES                                    --            50,142                --           253,801
                                                   ------------      ------------      ------------      ------------

NET LOSS                                           $   (746,383)     $    (86,743)     $ (2,006,797)     $   (443,179)
                                                   ============      ============      ============      ============

NET LOSS PER COMMON SHARE:
    Basic                                          $      (0.18)     $      (0.02)     $      (0.51)     $      (0.13)
                                                   ============      ============      ============      ============
    Diluted                                        $      (0.18)     $      (0.02)     $      (0.51)     $      (0.13)
                                                   ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
    Basic                                          $  4,170,012      $  3,601,809      $  3,934,891      $  3,482,575
                                                   ============      ============      ============      ============
    Diluted                                        $  4,170,012      $  3,601,809      $  3,934,891      $  3,482,575
                                                   ============      ============      ============      ============

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements

                  CATALYST LIGHTING GROUP, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FOR THE NINE MONTHS ENDED
                                                                                JUNE 30,
                                                                      ----------------------------
                                                                          2005             2004
                                                                      -----------      -----------
                                                                      (Unaudited)      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            $(2,006,797)     $  (443,179)
  Adjustments to reconcile net loss to net cash
     Used in operating activities:
        Amortization of debt discount and deferred financing cost         270,212
        Provision for doubtful accounts                                    79,779
        Common stock issued for services                                   30,000
        Common stock issued for unrestricting $400,000 cash               375,000
        Cashless exercise of stock options                                 58,916
        Depreciation and amortization                                      34,995           26,803
        Change in operating assets and liabilities:
           Trade receivables, related and other                           444,058          561,074
           Inventories                                                    196,448         (390,768)
           Prepaid expenses and other                                      52,078           18,565
           Deferred taxes                                                                 (253,801)
           Accounts payable                                              (782,673)         412,944
           Other accrued liabilities                                      348,661          (57,719)
                                                                      -----------      -----------
      Net cash used in operating activities                              (899,323)        (126,081)
                                                                      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                     (10,876)         (58,290)
   Restricted Cash                                                      1,000,000
                                                                                       -----------
      Net cash provided by (used in) investing activities                 989,124          (58,290)
                                                                      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments from convertible debt                                        (105,982)
   Payments on revolving note payable                                    (172,388)        (354,088)
   Payments on long-term notes payable                                   (134,689)         (45,347)
   Common Stock Issuance                                                   35,498          567,849
                                                                      -----------      -----------
      Net cash provided by financing activities                          (377,561)         168,414
                                                                      -----------      -----------

NET CHANGE IN CASH                                                       (287,760)         (15,957)
CASH, at beginning of period                                              501,429           96,591
                                                                      -----------      -----------
CASH, at end of period                                                $   213,669      $    80,634
                                                                      ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                            $   384,036      $   178,594
                                                                      ===========      ===========
SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
    Common stock issued for payments of accrued interest                   36,963      $
                                                                      ===========      ===========
    Common stock issued for forgiveness of debt                            93,386
                                                                      ===========
    Common stock issued for debt payment                              $     3,000      $
                                                                      ===========      ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements

                  CATALYST LIGHTING GROUP, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    BASIS OF PRESENTATION

      The financial statements included herein have been prepared by Catalyst Lighting Group, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are effective in making the information presented not misleading. A description of the Company's accounting policies and other financial information is included in the audited consolidated financial statements as filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004.

      In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position of the Company as of June 30, 2005 and the results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of operations for the quarter and nine months ended June 30, 2005 are not necessarily indicative of the results that may be achieved for a full fiscal year and cannot be used to indicate financial performance for the entire year.

      The Company accounts for stock options using the intrinsic value method wherein compensation expense is recognized on stock options granted only for the excess of the market price of our common stock over the option exercise price on the date of grant. All options of the Company are granted at amounts equal to or higher than the fair-value of our stock so no compensation expense is recorded.

      Some companies also recognize compensation expense for the fair value of the option right itself. The Company has elected not to adopt this accounting method because it requires the use of subjective valuation models which the Company believes are not representative of the real value of the option to either the Company or the optionees. However, we are required to disclose the pro forma effect of accounting for stock options using such a valuation for all options granted. The fair value of the options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions:

                                                   Nine Months Ended
                                                     June 30, 2005
                                                     -------------

            Risk-free interest rate                        4.74%
            Expected dividend yield                           0%

            Expected lives                              10 years
            Expected volatility                           34.47%

      The total fair value of options granted was computed to be approximately $0 and $48,300 for the nine months ended June 30, 2005 and 2004, respectively. These amounts are amortized ratably over the vesting periods of the options or recognized at the date of grant if no vesting period is required. Pro forma stock-based compensation was $4,025, $4,025, $12,075 and $5,367 for the quarters ended June 30, 2005 and 2004 and the nine months ended June 30, 2005 and 2004, respectively.

      If the Company had accounted for its stock-based compensation plans in accordance with SFAS No. 123, the Company's net income and net income per common share would have been reported as follows:

                                                             -------------      -------------      -------------      -------------
                                                                  2005               2004               2005               2004
                                                             -------------      -------------      -------------      -------------
      Net loss, as reported                                  $    (746,383)     $     (86,743)     $  (2,006,797)     $    (443,179)
      Stock based compensation included in net loss                     --                 --                 --                 --
      Fair value of stock based compensation                         4,025              4,025             12,075              5,367
                                                             -------------      -------------      -------------      -------------
      Pro forma net loss                                     $    (742,358)     $     (82,718)     $  (1,994,722)     $    (437,812)
                                                             =============      =============      =============      =============

      Net loss per common share, basic:
           As reported                                       $       (0.18)     $       (0.02)     $       (0.51)     $       (0.13)
           Stock based compensation included in net loss                --                 --                 --                 --
           Fair value of stock based compensation                       --              (0.01)                --              (0.01)
                                                             -------------      -------------      -------------      -------------
           Pro forma net loss per common share               $       (0.18)     $       (0.03)     $       (0.51)     $       (0.14)
                                                             =============      =============      =============      =============

      Net loss per common share, diluted:
           As reported                                       $       (0.18)     $       (0.02)     $       (0.51)     $       (0.13)
           Stock based compensation included in net loss                --                 --                 --                 --
           Fair value of stock based compensation                       --              (0.01)                --              (0.01)
                                                             -------------      -------------      -------------      -------------
           Pro forma net loss per common share               $       (0.18)     $       (0.03)     $       (0.51)     $       (0.14)
                                                             =============      =============      =============      =============

      For the three and nine months ended June 30, 2005 net loss and proforma net loss differs by the fair value of stock bases compensation.

      In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) is effective for public companies interim or for annual periods beginning after June 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for the company, beginning January 1, 2006. The company has not yet completed their evaluation but expects the adoption to have an effect on the financial statements similar to the pro-forma effects reported above.

      In November 2004, the FASB issued SFAS 151, "Inventory Costs", which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on the Company's financial statements.

      The FASB issued SFAS 153, Exchanges of Nonmonetary Assets, which changes the guidance in APB Opinion 29, Accounting for Nonmonetary Transactions. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 153 will have a material impact on the Company's financial statements.

2.    RELATED PARTY TRANSACTIONS:

      During the three months ended June 30, 2005 and 2004, and for the nine months ended June 30, 2005 and 2004 the Company paid $0, $3,600, $0, and $19,315, respectively, for accounting and administrative services to an entity related through common ownership.

      During the three months ended June 30, 2005 and 2004, and for the nine months ended June 30, 2005 and 2004, the Company had sales of $18,860, $65,238, $83,682, and $80,151, respectively, to an entity whose principal owner is the brother of an employee of the Company. Accounts receivable from this related entity were $21,720 at June 30, 2005 and $ 0 at September 30, 2004.

3.    LONG-TERM DEBT

      On September 30, 2004, the Company entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus") which included (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000, balance of $1,894,018 at June 30, 2005), (the "Term Note")
      and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000, balance of $2,827,612 at June 30, 2005). As of June
      30, 2005 the Term Note and the AR Notes have a discount related to the warrants and a beneficial conversion feature of $220,739 and $331,110, respectively. The Company's customers are required to remit payments directly to a lock box and amounts received are applied to reduce the AR Note outstanding. The Term Note and AR Notes are convertible into the Company's common stock at an initial fixed conversion price of $2.66 per share. In connection with the Term Note and AR Notes, the Company issued Laurus a Common Stock Purchase Warrant for the purchase of up to 472,000 shares of our common stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant"). On December 3, 2004, the terms of the Term Note and AR Notes were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced in exchange for lowering the fixed conversion price of the Term Note and AR Notes from $2.66 per share to $1.50 per share (the fair value of the Company's stock on that date). Additionally, Laurus also acquired an additional Common Stock Purchase Warrant (together with the Warrant, the "Warrants") for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share. The fair value of these warrants was stated at approximately $27,000 using the Black-Scholes pricing model.

      On April 19, 2005, Laurus agreed to the early release to the Company of $400,000 (less any accrued but unpaid interest) under the Term Note, and in connection therewith, the Company has agreed to issue to Laurus 250,000 shares of common stock of the Company at an estimated fair market value of $1.50 per share. The released amount is payable on demand and is, therefore, classified as a current liability. The associated fair market value of the 250,000 shares of common stock ($375,000) has been expensed.

      The Term Note and AR Notes (collectively, the "Notes") mature on September 30, 2007 and are collateralized by a first priority lien on inventory, accounts receivable, raw materials and all of its ownership interests in Whitco. Payments on advances against the Term Note are due in monthly installments beginning January 1, 2005. Approximately, $33,162 is payable in monthly installments. The Notes accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%), but shall in no event be less than six percent (6%) per annum. The Company also granted registration rights with respect to all shares of Common Stock underlying the Notes and Warrants.

      The Term Note was placed into an escrow account solely controlled by Laurus (the "Escrow Account"). The Company may request that Laurus release all or any portion of the amounts contained in the Escrow Account following, or in connection with, the consummation of an acquisition, joint venture or capital investment (a "Transaction") by the Company. Such a release is subject to Laurus' evaluation of all factors it considers, in its sole discretion, relevant at the time of such requested release. Laurus is under no obligation to release any amounts and the release of such amounts is in Laurus' sole and absolute discretion.

      On August 6, 2003, the Company received a bridge loan of $250,000 from Keating Reverse Merger Fund ("Lender"). In consideration for the note, the Company agreed to issue warrants for the purchase of up to 125,000 shares (the "Warrant Shares") of the common stock of the Company upon consummation of the merger consummated in August 2003 by and between the Company and Whitco, LP. at a price of $2.00 per Warrant Share. On August 22, 2004, in consideration for extending the due date on the note to December 31, 2004, we issued an additional 40,000 warrants for the purchase of our common stock at a price of $4.00 per share. On December 29, 2004 in consideration for extending the due date on the note to December 31, 2005, we issued 20,000 shares of our common stock valued at $1.50 per share. The Company also issued an additional 24,642 shares of our common stock as payment for accrued interest on the original note. The total value of the accrued interest was $36,963.

      On July 26, 2000, the Company made a promissory note payable to Robert D. Brown, Jr. in the amount of $700,000. On November 7, 2000, the note was subordinated to a bank and it was transferred to A. M. Rhyne LP on December 27, 2001. The note matures July 31, 2005. Effective July 29, 2005, the Company and A.M. Rhyne LP executed a Note Extension Agreement whereas the Subordinate Promissory Note was extended to December 1, 2005.

4.    STOCKHOLDER'S EQUITY

      On October 12, 2004, the Company commenced a private placement offering of up to 2,666,667 units at $1.50 per unit, each unit consisting of one share of Catalyst common stock and one five year warrant to purchase Catalyst common stock at an exercise price of $3.00 per share. This offering terminated on January 24, 2005, having sold units worth $50,000.

      On April 19, 2005, $400,000 of the Term Note funds held in the escrow account were released by Laurus. Laurus received 250,000 shares of the Company's common stock valued at $375,000 which was expensed immediately as interest expense as a result of the note being due on demand.

5.    Restated Year-End Balance Sheet

      The Company filed a restated balance sheet as of September 30th, 2004, which was included in the Company's Form 10-KSB. This restatement relates to the reclassification of $3,000,000 debt to a short term liability which was previously recorded as long term. Even though the note is due September 30th, 2007 and the Company does not believe the note holder will call the note, the fact that the note has a "lock box" arrangements whereby customer remittances are deposited directly into the lock box, and utilized by the bank to reduce the AR Notes. Generally accepted accounting principles require such notes to be reflected as short term.

6.    Subsequent Events

      On July 6, 2005 the Company and Laurus executed Amendment No. 3, whereby Laurus agreed to release to the Company $950,392 from the Restricted Account, provided that $832,453 of such released amount was applied by the Company to repay the excess funding on the A/R Notes and no less than $53,138 of such released amount was applied to repay accrued and unpaid interest on the Term Loan. The remaining $64,801 was to be used by the Company solely for working capital.

      Effective July 29, 2005, the Company and A.M. Rhyne LP executed a Note Extension Agreement whereby the Subordinate Promissory Note totaling $700,000 and expiring on July 31, 2005 was extended to December 1, 2005.

      On August 15, 2005, the Company and Laurus executed Amendment No. 4 whereby Laurus agreed to postpone amortizing payments of the aggregate principal amount of the Term Note until December 1, 2005 at which time the Company shall make monthly payments to Laurus on each repayment date, each such payment in the amount of $86,091 together with any accrued and unpaid interest on such portion of the principal amount plus any and all other unpaid amounts which are then owing under the Term Note and related documents.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

The following certificate of incorporation and statute provisions are the only charter and statute provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

Article SEVENTH of the registrant's Certificate of Incorporation provides that:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment.

Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf.

Section 145 of the Delaware General Corporation Law ("GCL"), provides that:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 25. Other Expenses of Issuance and Distribution.

--------------------------------------------------------------------------------
              Type of Expense                    Amount of Anticipated Expense
--------------------------------------------------------------------------------
Legal Fees                                                $ 20,000
--------------------------------------------------------------------------------
Accounting Fees                                             10,000
--------------------------------------------------------------------------------
Printing Costs                                                  --
--------------------------------------------------------------------------------
Transfer Agent Fee                                           2,500
--------------------------------------------------------------------------------
Miscellaneous Fees and Expenses                              5,000
--------------------------------------------------------------------------------
Total Expenses                                            $ 37,500
--------------------------------------------------------------------------------

Item 26. Recent Sales of Unregistered Securities.

On September 30, 2004, Catalyst Lighting Group, Inc. authorized the sale to Laurus Master Fund, Ltd. of (1) a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), which is convertible into the Registrant's common stock at an initial fixed conversion price of $2.66 per share (the "Term Note") and (2) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (together with the Revolving Note, the "AR Notes") in the aggregate principal amount of up to three million dollars ($3,000,000), which are convertible into the Registrant's common stock at an initial fixed conversion price of $2.66 per share. Laurus also acquired a Common Stock Purchase Warrant for the purchase of up to 472,000 shares of Common Stock, exercisable until September 30, 2009 at a price of $3.00 per share (the "Warrant"). The Term Note and AR Notes (collectively, the "Notes") mature on September 30, 2007 and are secured by a first priority lien on all collateral of the Registrant, including inventory, accounts receivable, raw materials and all of its ownership interests in Whitco Company, LP, its wholly-owned subsidiary. The Notes accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus two percent (2%), but shall in no event be less than six percent (6%) per annum. Laurus also received registration rights with respect to all shares of Common Stock underlying the Notes and Warrant. The shares underlying the Term Note are included in this registration statement. Closing and funding occurred on September 30, 2004.

On December 3, 2004, the terms of the Notes with Laurus were amended such that Catalyst received an advance on $600,000 of the funds agreed to be advanced pursuant to the Term Note in exchange for lowering the fixed conversion price of the Notes from $2.66 per share to $1.50 per share. Additionally, Laurus also acquired an additional Common Stock Purchase Warrant for the purchase of up to 100,000 shares of Common Stock, exercisable until December 3, 2009 at a price of $3.00 per share.

On October 12, 2004, the Company commenced a private placement offering of up to 2,666,667 units at $1.50 per unit, each unit consisting of one share of Catalyst common stock and one five year warrant to purchase Catalyst common stock at an exercise price of $3.00 per share. This offering was extended through January 24, 2005 and closed on such date having sold $50,000 worth of units. The 33,333 shares of common stock issued and the 33,333 shares of common stock underlying the warrants issued, as well as the 3,333 shares of common stock underlying the warrant issued to the placement agent, were all registered on March 24, 2005 and declared effective.

On April 18, 2005, Laurus agreed to the early release to the Company of $400,000 (less any accrued but unpaid interest) under the Term Note, and, in connection therewith, the Company issued to Laurus 250,000 shares of Common Stock of Company, all of which are being registered hereunder.

Whitco Company, L.L.P.:

On May 1, 2002, the partnership interests of two of the three then-existing partners of Whitco Company, L.L.P. were purchased for a total of $1,200,000. A total of 436 2/3 partnership units (1,463,040 equivalent common shares) were sold for $655,000, at a price per partnership unit of $1,500, and $545,000 in subordinated debt. There were no underwriters or commissions paid with respect to this or any other transaction set forth in this Item 26. These securities were sold pursuant to an exemption from the securities laws pursuant to Section 4(2) of the Securities Act of 1933, as the offering of partnership interests was to a limited number of offerees made without general solicitation in a non-public offering. Further, these securities were exempted from the registration requirements pursuant to the safe harbor of Regulation D, as Whitco also had a reasonable belief all investors were "accredited", based on the subscription agreements executed by each investor. Additionally, each investor made a representation they were accredited investors under Rule 501(a) and that they had the necessary sophistication to be able to fend for themselves. The following tables set out the purchase price and amount of partnership units and subordinated debt issued with respect to this transaction:

Partnership Units Issued:

--------------------------------------------------------------------------------------------------------------
               Name          Total Purchase Amount            Partner Units               Equivalent Common
                                                                Purchased               Stock Based on Merger
                                                                                               Exchange
--------------------------------------------------------------------------------------------------------------
Celestine C. Depenbusch        $200,000                     133 1/3                       446,729
--------------------------------------------------------------------------------------------------------------
Larry D. Doskocil,             $250,000                     166 2/3                       558,412
Trustee of the Larry D.
Doskocil Living Trust
UAD February 20, 1986,
as amended
--------------------------------------------------------------------------------------------------------------
John and Jacqueline            $50,000                      33 1/3                        111,683
Middlekamp, JTWROS
--------------------------------------------------------------------------------------------------------------
June M. Ochsner, Trustee       $50,000                      33 1/3                        111,683
of the June M. Ochsner
Revocable Trust dated
October 21, 1997
--------------------------------------------------------------------------------------------------------------
Dennis H. Depenbusch           $103,500                     69                            231,183
and Darcilyn H.
Depenbusch as co-
trustees, or their
successors in trust, of the
Dennis H. Depenbusch
Revocable Trust, dated
December 21, 1998
--------------------------------------------------------------------------------------------------------------

Subordinated Debt Issued:

----------------------------------------------------------------------------------------------------
               Name            Total                   Expiration Date                Interest Rate
----------------------------------------------------------------------------------------------------
Larry D. Doskocil,             $250,000                     May 1, 2004                   15%
Trustee of the Larry D.
Doskocil Living Trust
UAD February 20, 1986,
as amended
----------------------------------------------------------------------------------------------------
                               $20,000                      May 1, 2007                   15%
----------------------------------------------------------------------------------------------------
James K. "Kip" Pritchard       $150,000                     May 1, 2007                   15%
----------------------------------------------------------------------------------------------------
Dennis H. Depenbusch           $75,000                      May 1, 2007                   15%
and Darcilyn H.
Depenbusch as co-
trustees, or their
successors in trust, of the
Dennis H. Depenbusch
Revocable Trust, dated
December 21, 1998
----------------------------------------------------------------------------------------------------
Jacqueline N.                  $50,000                      May 1, 2007                   15%
Middlekamp
----------------------------------------------------------------------------------------------------

On January 31, 2003, all subordinated debt holders were offered the opportunity to convert such debt into partnership units. These securities were sold pursuant to an exemption from the securities laws pursuant to Section 4(2) of the Securities Act of 1933, as the offering of partnership interests was to a limited number of offerees with an ongoing relationship with Whitco and its management, made without general solicitation in a non-public offering. The following table sets out those note holders who chose to convert from debt to equity:

---------------------------------------------------------------------------------------------------
               Name             Total         Partnership Units Issued      Equivalent Common Stock
---------------------------------------------------------------------------------------------------
Celestine C. Depenbusch        $50,000                 7.56                         25,330
---------------------------------------------------------------------------------------------------
Larry D. Doskocil,             $250,000                37.78                        126,581
Trustee of the Larry D.
Doskocil Living Trust
UAD February 20, 1986,
as amended
---------------------------------------------------------------------------------------------------
Dennis H. Depenbusch           $75,000                 11.48                        38,462
and Darcilyn H.
Depenbusch as co-
trustees, or their
successors in trust, of the
Dennis H. Depenbusch
Revocable Trust, dated
December 21, 1998
---------------------------------------------------------------------------------------------------

Additionally, Whitco granted a total of 241.3485 (808,632 equivalent options in the merger exchange) qualified options to five employees of Whitco, giving each employee options to purchase partnership units of Whitco. There were no underwriters, discounts or commissions paid in connection with the granting of such options. Whitco did not receive any compensation for the granting of such options as all options were issued in consideration for the option holder's employment with Whitco. However, all options were exercisable for cash consideration as set forth below. None of the options have been exercised, but all were converted on August 27, 2003 to options to purchase our common stock pursuant to the Securities Exchange Agreement with Whitco. All options were issued without registration in reliance on one or more of the following exemptions: Rule 701 and Section 4(2) of the Securities Act of 1933. Below is a chart setting forth all such issuances:

-----------------------------------------------------------------------------------------------------------------------
          Name            Issue Date         Period          Vesting          Exercise         Vesting        Exercise
                                                           Partnership       Price Per       Equivalent       Price Per
                                                              Units             Unit           Common        Equivalent
                                                             Granted                            Stock          Option
                                                           Pursuant to                         Options
                                                             Option
-----------------------------------------------------------------------------------------------------------------------
Kip Pritchard          6/30/00          0               104.5            $1,000           350,125
-----------------------------------------------------------------------------------------------------------------------
Kip Pritchard          6/30/00          0               .5               $1,000           1,675
-----------------------------------------------------------------------------------------------------------------------
Mark Wendt (a)         6/30/00                                           $5 years         104.5
-----------------------------------------------------------------------------------------------------------------------
Tom Lach               10/30/00         5 years         22               $2,913           73,710
-----------------------------------------------------------------------------------------------------------------------
Kevin Medlin           10/1/01          5 years         22               $2,916           73,710
-----------------------------------------------------------------------------------------------------------------------
Henry Glover           1/1/02           5 years         57               $2,916           191,589 (b)
-----------------------------------------------------------------------------------------------------------------------
Henry Glover           12/31/02         0               17.5             $2,890           58,633 (c)
-----------------------------------------------------------------------------------------------------------------------
Tom Lach               12/31/02         0               7                $2,890           23,453
-----------------------------------------------------------------------------------------------------------------------
Kevin Medlin           12/31/02         0               7                $2,890           23,453
-----------------------------------------------------------------------------------------------------------------------
Ben Mosqueda           12/31/02         0               3.5              $2,980           11,727          $.86
-----------------------------------------------------------------------------------------------------------------------

      (a) Mr. Wendt is no longer an employee of Whitco. He did not purchase any partnership units while employed and all options, vested and unvested, terminated ninety (90) days after his termination as an employee of Whitco.

      (b) Of these, 114,953 options have vested, including 38,318 options that vested January 9, 2005. As a result of Mr. Glover's cessation as an employee, officer and director of the Company, he had through May 23, 2005 to exercise such vested options. Mr. Glover chose not to exercise such options, which therefore were forfeited. The remaining 76,636 unvested options of Mr. Glover terminated as of February 22, 2005.

      (c) These options became fully vested when Catalyst became subject to the periodic reporting under the Securities Exchange Act of 1934 and are exercisable at $0.8626 per share through May 23, 2005.

Item 27. Exhibits.

--------------------------------------------------------------------------------
            2.1 Securities Exchange Agreement dated February 12, 2003 by and among Wentworth III, Inc., Whitco Company, L.L.P and the partners of Whitco (Incorporated herein by reference to Exhibit 2.1 of the Company's Form 8-K, filed with the Securities and Exchange Commission on September 15,
                        2003)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            3.1 Certificate of Incorporation (Incorporated herein by reference to the exhibits of the Company's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 12, 2001)
--------------------------------------------------------------------------------
            3.2 By-Laws (Incorporated herein by reference to the exhibits of the Company's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 12, 2001)
--------------------------------------------------------------------------------
            3.3 Certificate of Incorporation of Catalyst Lighting Group, Inc. (Incorporated herein by reference to Exhibit 3.3 of the Company's Form 10-KSB, filed with the Securities and Exchange Commission December 29, 2003)
--------------------------------------------------------------------------------
            3.4 Certificate of Ownership and Merger of Catalyst Lighting Group, Inc. into Wentworth III, Inc. (Incorporated herein by reference to Exhibit 3.3 of the Company's Form 10-KSB, filed with the Securities and Exchange Commission December 29, 2003)
--------------------------------------------------------------------------------
            5.1         Opinion of Feldman Weinstein LLP
--------------------------------------------------------------------------------
            10.1 Securities Purchase Agreement (Incorporated herein by reference to Exhibit 10.1 of the Company's Form 8-K, filed with the Securities and Exchange Commission October 5, 2004)
--------------------------------------------------------------------------------
            10.2.1 Form of Common Stock Purchase Warrant issued to Keating Reverse Merger Fund, LLC (Incorporated herein by reference to the exhibits of the Company's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on December 10, 2004)
--------------------------------------------------------------------------------
            10.2.2 Secured Convertible Term Note (Incorporated herein by reference to Exhibit 10.2 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5, 2004)
--------------------------------------------------------------------------------
            10.3        Common Stock Purchase  Warrant  (Incorporated  herein by
                        reference to Exhibit 10.3 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5, 2004)
--------------------------------------------------------------------------------
            10.4 Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.4 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5, 2004)
--------------------------------------------------------------------------------
            10.5 Master Security Agreement (Incorporated herein by reference to Exhibit 10.5 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5, 2004)
--------------------------------------------------------------------------------
            10.6        Security Agreement  (Incorporated herein by reference to
                        Exhibit 10.6 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5, 2004)
--------------------------------------------------------------------------------
            10.7 Secured Revolving Note (Incorporated herein by reference to Exhibit 10.7 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5,
                        2004)
--------------------------------------------------------------------------------
            10.8 Secured Convertible Minimum Borrowing Note (Incorporated herein by reference to Exhibit 10.8 of the Company's Form 8-K, filed with the Securities and Exchange Commission on October 5, 2004)
--------------------------------------------------------------------------------
            10.9 Omnibus Amendment No. 1 (Incorporated herein by reference to Exhibit 10.1 of the Company's Form 8-K, filed with the Securities and Exchange Commission on December 9, 2004)
--------------------------------------------------------------------------------
            10.10       Common Stock Purchase  Warrant  (Incorporated  herein by
                        reference to Exhibit 10.2 of the Company's Form 8-K, filed with the Securities and Exchange Commission on December 9, 2004)
--------------------------------------------------------------------------------
            23.1        Consent of Hein & Associates LLP
--------------------------------------------------------------------------------

Item 28. Undertakings.

The registrant hereby undertakes:

1) To file, during any period in which if offers or sells securities, a post-effective amendment to this registration statement to:

      a.    include  any  prospectus   required  by  Section   10(a)(3)  of  the
            Securities Act of 1933;

      b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      c. include any additional or changed material information on the plan of distribution.

2) For determining liability under the Act, to treat each post-effective amendment, including those that contain a form of prospectus, as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering of those securities.

3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4) To, if registering securities under Rule 415 of the Securities Act of 1933, as amended, file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of such offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Fort Worth, State of Texas, on August 26, 2005.

                                 CATALYST LIGHTING GROUP, INC.

                                 By: /s/ Dennis H. Depenbusch
                                 ----------------------------------------------
                                 Dennis H. Depenbusch, Chief Executive Officer, President and Principal Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis H. Depenbusch, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 26, 2005:

             Signatures                                  Title
------------------------------------     ------------------------------------


/s/ Dennis H. Depenbusch                   Chief Executive Officer, Director,
------------------------------------       Principal Executive Officer
Dennis H. Depenbusch


/s/ Kevin R. Keating                       Director
------------------------------------
Kevin R. Keating


/s/ Mary Titus                             Director
------------------------------------
Mary Titus


/s/ Tracy B. Taylor                        Director
------------------------------------
Tracy B. Taylor